EXECUTION COPY


                                                                 EXHIBIT 10.3



          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.










              LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

                                 BY AND BETWEEN

                        MILLENNIUM PHARMACEUTICALS, INC.

                                       AND

                                 GLAXOSMITHKLINE





                                  JUNE 22, 2004

                                TABLE OF CONTENTS


                                                                            PAGE

ARTICLE I         DEFINITIONS..................................................1
    Section 1.1.    "Action"...................................................1
    Section 1.2.    "Affiliate"................................................2
    Section 1.3.    "Allocable Overhead".......................................2
    Section 1.4.    "Annual Plan(s)"...........................................2
    Section 1.5.    "Assignment and Transfer of Regulatory Approval(s)"........2
    Section 1.6.    "Business Day".............................................2
    Section 1.7.    "Central Marketing Authorization"..........................2
    Section 1.8.    "CMA Transfer Period"......................................2
    Section 1.9.    "Commercially Reasonable Efforts"..........................2
    Section 1.10.   "Commercialization" or "Commercialize".....................2
    Section 1.11.   "Competing Product"........................................2
    Section 1.12.   "Compound".................................................3
    Section 1.13.   "Confidential Information".................................3
    Section 1.14.   "Control" or "Controlled"..................................3
    Section 1.15.   "Copyright(s)".............................................3
    Section 1.16.   "Cost of Compound".........................................3
    Section 1.17.   "Cost of Fill/Finish"......................................4
    Section 1.18.   "Cost of Goods Shipped" or "COGS"..........................4
    Section 1.19.   "Cost of Secondary Packaging"..............................4
    Section 1.20.   "Cover", "Covering" or "Covered"...........................4
    Section 1.21.   "Development" or "Develop".................................5
    Section 1.22.   "EMEA".....................................................5
    Section 1.23.   "European Commission"......................................5
    Section 1.24.   "Executive Officers".......................................5
    Section 1.25.   "Existing Third Party Agreements"..........................5
    Section 1.26.   "FDA"......................................................5
    Section 1.27.   "Fill/Finish"..............................................5
    Section 1.28.   "Finished Product".........................................5
    Section 1.29.   "First Commercial Sale"....................................5
    Section 1.30.   "Good Clinical Practice"...................................6
    Section 1.31.   "Good Laboratory Practice".................................6
    Section 1.32.   "Governmental Authority"...................................6
    Section 1.33.   "Government Order".........................................6
    Section 1.34.   "GSK Intellectual Property"................................6
    Section 1.35.   "GSK Other Intellectual Property"..........................6
    Section 1.36.   "GSK Know-How".............................................6
    Section 1.37.   "GSK Other Know-How".......................................6
    Section 1.38.   "GSK Other Patent Rights"..................................6
    Section 1.39.   "GSK Patent Rights"........................................6
    Section 1.40.   "Intellectual Property Costs"..............................7
    Section 1.41.   "Investigator Sponsored Clinical Study"....................7
    Section 1.42.   "Joint Intellectual Property"..............................7
    Section 1.43.   "Joint Know-How"...........................................7
    Section 1.44.   "Joint Patent Rights"......................................7
    Section 1.45.   "Know-How".................................................7
    Section 1.46.   "Law"......................................................7
    Section 1.47.   "Licensed Product".........................................7
    Section 1.48.   "Losses"...................................................7
    Section 1.49.   "Major Market Countries"...................................7
    Section 1.50.   "Manufacturing" or "Manufacture"...........................8
    Section 1.51.   "Millennium Intellectual Property".........................8
    Section 1.52.   "Millennium Know-How"......................................8
    Section 1.53.   "Millennium Patent Rights".................................8
    Section 1.54.   "Net Sales"................................................8
    Section 1.55.   "Party"....................................................9
    Section 1.56.   "Patent Rights"............................................9
    Section 1.57.   "Phase IV Clinical Study".................................10
    Section 1.58.   "Primary Detail"..........................................10
    Section 1.59.   "Product Trademark(s)"....................................10
    Section 1.60.   "Regulatory Approval".....................................10
    Section 1.61.   "Regulatory Authority"....................................10
    Section 1.62.   "Sales Call"..............................................10
    Section 1.63.   "Sales Representative"....................................10
    Section 1.64.   "Schering"................................................10
    Section 1.65.   "Schering Collaboration Agreement"........................10
    Section 1.66.   "Schering Corporation"....................................11
    Section 1.67.   "Schering Indemnified Parties"............................11
    Section 1.68.   "Schering/Millennium European Agreement"..................11
    Section 1.69.   "Schering Know-How".......................................11
    Section 1.70.   "Schering Patent Rights"..................................11
    Section 1.71.   "Schering-Plough, Ltd."...................................11
    Section 1.72.   "Secondary Detail"........................................11
    Section 1.73.   "Secondary Packaging".....................................12
    Section 1.74.   "Secondary Packaging Regulatory Approval".................12
    Section 1.75.   "Territory"...............................................12
    Section 1.76.   "Third Party".............................................12
    Section 1.77.   "Transition Period".......................................12
    Section 1.78.   "UK GAAP".................................................12
    Section 1.79.   "United States" or "U.S.".................................12
    Section 1.80.   "US GAAP".................................................12
    Section 1.81.   "Valid Claim".............................................12
    Section 1.82.   Additional Definitions....................................12

ARTICLE II        MANAGEMENT OF ACTIVITIES....................................14
    Section 2.1.    General Development and Commercialization Scope...........14
    Section 2.2.    Steering Committee........................................14
    Section 2.3.    Membership................................................14
    Section 2.4.    Meetings..................................................14

ARTICLE III       TRANSFER OF REGULATORY APPROVALS AND DOCUMENTS..............15
    Section 3.1.    General; Notification of Effective Date...................15
    Section 3.2.    Transition Activities and Processes.......................15
    Section 3.3.    Transfer Fees.............................................15
    Section 3.4.    Effects of the Assignment and Transfer of Regulatory
                    Approvals.................................................15

ARTICLE IV        DEVELOPMENT.................................................16
    Section 4.1.    Current Status; General...................................16
    Section 4.2.    Development Responsibilities; Annual Plans; Amendments....17
    Section 4.3.    Development Efforts; Manner of Performance................17
    Section 4.4.    Regulatory Approvals......................................18
    Section 4.5.    Access to Regulatory Submissions, Approvals and Drug
                    Master Files..............................................19
    Section 4.6.    Development Costs.........................................19
    Section 4.7.    Patient Safety Matters....................................21

ARTICLE V         COMMERCIALIZATION...........................................21
    Section 5.1.    Transfer of Rights to Distribute..........................21
    Section 5.2.    Launch Plan; Pre-Launch Activities........................21
    Section 5.3.    Diligence.................................................22
    Section 5.4.    Diligence Inquiry.........................................22
    Section 5.5.    Special Meeting of Steering Committee.....................22
    Section 5.6.    Supplemental Plan.........................................22
    Section 5.7.    Availability of Other Remedies............................23
    Section 5.8.    Responsibility for Pricing and Reimbursement Approvals....23
    Section 5.9.    Advertising and Promotional Materials.....................23
    Section 5.10.   Sales.....................................................24
    Section 5.11.   Sharing of Commercial Information.........................24
    Section 5.12.   Adverse Event and Licensed Product Complaint Reporting
                    Procedures................................................24
    Section 5.13.   Medical Inquiries; Recall Decision Making.................25
    Section 5.14.   Sales and Marketing Costs.................................26
    Section 5.15.   Other Responsibilities....................................26

ARTICLE VI        MANUFACTURE AND SUPPLY......................................27
    Section 6.1.    General...................................................27
    Section 6.2.    Secondary Packaging.......................................27
    Section 6.3.    Supply Agreement..........................................27
    Section 6.4.    Supply to Sublicensees of GSK.............................28

ARTICLE VII       LICENSE GRANTS..............................................28
    Section 7.1.    Grants Under Millennium Intellectual Property.............28
    Section 7.2.    GSK Intellectual Property.................................29
    Section 7.3.    GSK Intellectual Property Developed by GSK Affiliates
                    and Third Party Contractors...............................30
    Section 7.4.    Millennium Retained Rights................................30
    Section 7.5.    GSK Know-How..............................................31
    Section 7.6.    Millennium's Product Trademarks...........................31
    Section 7.7.    Copyright.................................................31
    Section 7.8.    Rights Retained by Both Parties...........................31

ARTICLE VIII      FINANCIAL PROVISIONS........................................31
    Section 8.1.    License Fees; Milestones..................................31
    Section 8.2.    Payment for Manufacture of Fill/Finished Product..........32
    Section 8.3.    Supply Price Percentages..................................33
    Section 8.4.    Royalty Payment Term......................................34
    Section 8.5.    Generic Competition.......................................34
    Section 8.6.    Generic Erosion...........................................34
    Section 8.7.    Third Party Royalties.....................................34
    Section 8.8.    Compulsory Licenses and Compulsory Competition............35
    Section 8.9.    Aggregate Reduction.......................................35
    Section 8.10.   Reports; Payments.........................................35
    Section 8.11.   Other Payments............................................35
    Section 8.12.   Audits....................................................35
    Section 8.13.   Tax Matters...............................................36
    Section 8.14.   Payment Procedures........................................36
    Section 8.15.   Currency Exchange.........................................37
    Section 8.16.   Late Payments.............................................37

ARTICLE IX        INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND
                  RELATED MATTERS.............................................37
    Section 9.1.    Ownership of Inventions...................................37
    Section 9.2.    Prosecution and Maintenance of Patent Rights..............38
    Section 9.3.    Third Party Infringement..................................38
    Section 9.4.    Claimed Infringement......................................39
    Section 9.5.    Patent Term Extensions....................................40
    Section 9.6.    Patent Marking............................................40
    Section 9.7.    Trademarks................................................40

ARTICLE X         CONFIDENTIALITY AND PUBLICITY...............................42
    Section 10.1.   Confidential Information..................................42
    Section 10.2.   Employee, Consultant and Advisor Obligations..............43
    Section 10.3.   Publicity.................................................43
    Section 10.4.   Publications..............................................44

ARTICLE XI        REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS;
                  INDEMNIFICATION.............................................44
    Section 11.1.   Representations and Warranties of Millennium..............44
    Section 11.2.   Representations of GSK....................................47
    Section 11.3.   Covenant Regarding Third Party Agreements.................47
    Section 11.4.   Exclusivity Covenant......................................47
    Section 11.5.   Compliance with Laws......................................48
    Section 11.6.   No Warranties.............................................48
    Section 11.7.   No Debarment..............................................48
    Section 11.8.   Indemnification...........................................48
    Section 11.9.   Insurance.................................................51

ARTICLE XII       TERM AND TERMINATION........................................52
    Section 12.1.   Term......................................................52
    Section 12.2.   Termination For Material Breach...........................52
    Section 12.3.   Termination by GSK........................................52
    Section 12.4.   Certain Rights and Obligations Upon Termination...........53
    Section 12.5.   Survival..................................................55

ARTICLE XIII      FINAL DECISION-MAKING; DISPUTE RESOLUTION...................55
    Section 13.1.   Referral to Executive Officers............................55
    Section 13.2.   Final Decision-Making Authority...........................55
    Section 13.3.   Arbitration...............................................56
    Section 13.4.   Intended Third Party Beneficiary..........................56

ARTICLE XIV       MISCELLANEOUS...............................................57
    Section 14.1.   Choice of Law.............................................57
    Section 14.2.   English Translations......................................58
    Section 14.3.   Notices...................................................58
    Section 14.4.   Severability..............................................59
    Section 14.5.   Captions..................................................59
    Section 14.6.   Integration...............................................59
    Section 14.7.   Independent Contractors; No Agency........................59
    Section 14.8.   Assignment; Successors....................................59
    Section 14.9.   Execution in Counterparts; Facsimile Signatures...........59
    Section 14.10.  No Consequential or Punitive Damages......................60
    Section 14.11.  Performance by Affiliates.................................60
    Section 14.12.  Performance by Subcontractors.............................60
    Section 14.13.  No Third Party Beneficiaries..............................60
    Section 14.14.  Interpretative Rules......................................60
    Section 14.15.  Force Majeure.............................................60

EXHIBITS
Exhibit A         Compound Description
Exhibit B-1       Schering Collaboration Agreement
Exhibit B-2       Schering/Millennium European Agreement
Exhibit C         Ongoing Development Activities in the Territory
Exhibit D         Product Trademarks
Exhibit E         Certain Exceptions to Representations
Exhibit F         Existing Third Party Agreements
Exhibit G         Pricing Reference Information
Exhibit H         Transition Activities and Processes
Exhibit I         Millennium Patent Rights
Exhibit J         INTEGRILIN Sales Information

              LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

         This License, Development and Commercialization Agreement (the "Agreement") is made and effective as of the 22nd day of June, 2004 (the "Effective Date") by and between Millennium Pharmaceuticals, Inc., a Delaware corporation, with offices at 40 Landsdowne Street, Cambridge, Massachusetts 02139-4815, U.S.A. ("Millennium"), and Glaxo Group Limited, d/b/a/ GlaxoSmithKline, a corporation organized under the laws of England, with offices at Glaxo Wellcome House, Berkley Avenue, Greenford, Middlesex, UB6 0NN, United Kingdom ("GSK").

                                  INTRODUCTION

         1. Schering Corporation, Schering-Plough, Ltd. and Millennium are parties to a collaboration agreement which agreement provides Schering (as defined herein) with the opportunity to participate in the development and commercialization of Millennium's product known in the United States as INTEGRILIN(R) (eptifibatide) Injection and known outside the United States under that name or similar names ("INTEGRILIN").

         2. Millennium and Schering have agreed that Schering's role in the commercialization of INTEGRILIN in the Territory (as defined herein) is terminated in accordance with the terms and conditions of the Schering/Millennium European Agreement (as defined herein).

         3. Millennium desires to grant GSK the right to develop, promote and market INTEGRILIN in the Territory, and GSK desires to acquire such rights.

         4. On and subject to the terms and conditions set forth herein, Millennium and GSK therefore desire to provide for the development, manufacture and commercialization of the Licensed Product in the Territory, as described herein.

         NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, Millennium and GSK, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         As used in this Agreement, the following terms, whether used in the singular or plural, will have the meanings set forth below:

         Section 1.1. "ACTION". Action means any claim, action, cause of action or suit (whether in contract or tort or strict liability or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding of, to, from, by or before any Governmental Authority.

         Section 1.2. "AFFILIATE". Affiliate of a Party means any corporation, firm, partnership or other entity, which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with a Party to this Agreement. An entity will be deemed to control another entity if it (a) owns, directly or indirectly, at least fifty percent of the outstanding voting securities or capital stock (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of such other entity, or has other comparable ownership interest with respect to any entity other than a corporation; or (b) has the power, whether pursuant to contract or ownership of securities, to direct the management and policies of the entity.

         Section 1.3. "ALLOCABLE OVERHEAD". Allocable Overhead means costs incurred by a Party or for its account that are attributable to such Party's [**] related to the supply of Licensed Product, [**] and which are allocated to company [**]. Allocable Overhead [**].

         Section 1.4. "ANNUAL PLAN(S)". Annual Plan means the annual plan describing GSK's Development and Commercialization efforts including marketing strategy, proposed clinical development activities, [**] to be applied with respect to the Licensed Product in the Territory, as prepared by GSK in accordance with this Agreement.

         Section 1.5. "ASSIGNMENT AND TRANSFER OF REGULATORY APPROVAL(S)". Assignment and Transfer of Regulatory Approval(s) (or variations of that phrase) means, in a given country, the date on which all necessary approvals of Regulatory Authorities for the assignment and transfer to GSK or its Affiliate of all Regulatory Approvals for Commercialization of the Licensed Product in such country have been obtained, and such assignments and transfers are valid and effective.

         Section 1.6. "BUSINESS DAY". Business Day means a day on which banking institutions in both London, England, United Kingdom and Boston, Massachusetts are open for business.

         Section 1.7. "CENTRAL MARKETING AUTHORIZATION". Central Marketing Authorization means the Marketing Authorization for the Licensed Product that is filed through the centralized procedure for the European Union and approved by the European Commission.

         Section 1.8. "CMA TRANSFER PERIOD". CMA Transfer Period means the period commencing on the Effective Date and ending upon the European Commission approval of the transfer of the Central Marketing Authorization for the Licensed Product to GSK.

         Section 1.9. "COMMERCIALLY REASONABLE EFFORTS". Commercially Reasonable Efforts means efforts [**] commonly used by GSK for [**] in the Territory [**] and other relevant commercial factors.

         Section 1.10. "COMMERCIALIZATION" or "COMMERCIALIZE". Commercialization or Commercialize means activities directed to obtaining pricing and reimbursement approvals, marketing, promoting, distributing, importing or selling a pharmaceutical product. Commercialization will not include any activities related to Development or Manufacturing.

         Section 1.11. "COMPETING PRODUCT". Competing Product means any parenteral prescription pharmaceutical product [**]. Examples of Competing Products include [**].

         Section 1.12. "COMPOUND". Compound means the compound known as eptifibatide manufactured in bulk form for use as the active pharmaceutical ingredient in the Manufacture of the Licensed Product, as further described in EXHIBIT A.

         Section 1.13. "CONFIDENTIAL INFORMATION". Confidential Information means any scientific, technical, trade or business information possessed or obtained by, developed for or given to the disclosing Party which is treated by the disclosing Party as confidential or proprietary, including formulations, techniques, methodology, formulae, procedures, tests, equipment, data, computer software (including object code and source code), documentation, reports, know-how, sources of supply, patent position, relationships with consultants and employees, business plans and business developments, information concerning the existence, scope or activities of any research, Development, Manufacturing, marketing or other projects of the disclosing Party, Development strategies, patient/subject accrual strategies, sales force deployment, marketing and Commercialization plans and strategies, and any other confidential information about or belonging to the disclosing Party's suppliers, contractors, licensors, licensees, partners, affiliates, customers, potential customers or others, and any other information which due to its nature would cause a reasonable person to know that it is confidential and proprietary to a Party.

         Section 1.14. "CONTROL" or "CONTROLLED". Control or Controlled means, with respect to any intellectual property right or other intangible property, the possession (whether by license or ownership, or by control over an Affiliate having possession by license or ownership) by a party of the ability to grant to another party a license or sublicense in the Territory as provided herein without violating the terms of any agreement with any Third Party or applicable Law.

         Section 1.15. "COPYRIGHT(S)". Copyright(s) means rights associated with works of authorship, including, but not limited to, exploitation rights, copyrights, moral rights and database rights in connection with marketing materials produced in connection with the Licensed Product.

         Section 1.16. "COST OF COMPOUND". Cost of Compound means certain costs for the provision of Compound for the Licensed Product. As used herein, such Compound costs for the Licensed Product means the actual unit costs calculated as follows:

         Actual unit costs will consist of: (a) [**] costs and [**] costs plus
(b) [**] attributable to the Compound for the Licensed Product at standard rates, all calculated in accordance with US GAAP, consistently applied by Millennium.

         Direct material costs will include the costs [**], including [**], and all costs of [**] and costs of [**] Direct material costs [**] costs.

         Direct labor costs will include the cost of [**]in direct [**] and direct [**] in Licensed Product Compound Manufacturing.

         Manufacturing [**] attributable to the Manufacture of Compound for the Licensed Product [**].

         Section 1.17. "COST OF FILL/FINISH". Cost of Fill/Finish means certain costs for the performance of Fill/Finish for the Licensed Product. As used herein, such Fill/Finish costs for the Licensed Product means the actual unit costs calculated as follows:

         Actual unit costs will consist of: (a) [**] costs and [**] costs plus
(b) [**] attributable to the performance of Fill/Finish of Licensed Product at standard rates, all calculated in accordance with US GAAP, consistently applied by Millennium. If, pursuant to Section 6.3, GSK performs Fill/Finish of the Licensed Product, standard rates referenced in the preceding sentence will be calculated in accordance with UK GAAP, consistently applied by GSK.

         Direct material costs will include the costs incurred in [**], including [**], and all costs of [**] and costs of [**] Direct material costs [**] costs.

         Direct labor costs will include the cost of [**] and direct [**] Licensed Product Fill/Finish.

         Manufacturing [**] attributable to the Fill/Finish of the Licensed Product [**].

         Section 1.18. "COST OF GOODS SHIPPED" or "COGS". Cost of Goods Shipped or COGS means the cost of Licensed Product shipped by or on behalf of GSK. As used herein, such costs of Licensed Product means:

                (a) Cost of Compound;

                (b) Cost of Fill/Finish; and

                (c) Cost of Secondary Packaging.

         Section 1.19. "COST OF SECONDARY PACKAGING". Cost of Secondary Packaging means certain Secondary Packaging costs incurred by or on behalf of GSK pertaining to such Licensed Product, in any form. As used herein, such Secondary Packaging costs for the Licensed Product means the actual unit costs calculated as follows:

         Actual unit costs will consist of: (a) [**] costs and [**] costs plus
(b) [**] attributable to the Secondary Packaging of Licensed Product at standard rates, all calculated in accordance with UK GAAP, consistently applied by GSK.

         Direct material costs will include the costs [**], including [**] costs of Secondary Packaging [**] and costs of [**] the Secondary Packaging [**] Direct material costs [**] costs.

         Direct labor costs will include the cost of [**]in direct Secondary Packaging [**] and direct [**] Licensed Product Secondary Packaging.

         Manufacturing overhead directly attributable to the Secondary Packaging of the Licensed Product [**].

         Section 1.20. "COVER", "COVERING" or "COVERED". Cover, Covering or Covered means, with respect to the Licensed Product or with respect to technology, that, in the absence of a license granted under a Valid Claim, the making, use, offering for sale, sale, or importation of the Licensed Product or the practice of such technology would infringe such Valid Claim.

         Section 1.21. "DEVELOPMENT" or "DEVELOP". Development or Develop means non-clinical and clinical research and drug development activities related to obtaining and maintaining Regulatory Approval (excluding pricing and reimbursement approvals) for the Licensed Product, including test method development and stability testing, process development, formulation development, delivery system development, quality assurance and quality control development for clinical supplies, statistical analysis, clinical studies (including pre- and post-approval studies, Phase IV Clinical Studies and Investigator Sponsored Clinical Studies), regulatory affairs, and Regulatory Approval (excluding pricing and reimbursement approvals) and clinical study regulatory activities (excluding regulatory activities directed to obtaining pricing and reimbursement approvals).

         Section 1.22. "EMEA". EMEA means the European Medicines Evaluation Agency (European Medicines Agency) and the Committee for Proprietary Medicinal Products (Committee for Medicinal Products for Human Use) or any successor agency thereof.

         Section 1.23. "EUROPEAN COMMISSION". European Commission means the European Union authority that has legal authority to grant licenses and approvals on an European Union-wide basis following input from CPMP, EMEA or other applicable Regulatory Authorities.

         Section 1.24. "EXECUTIVE OFFICERS". Executive Officers means the
Chief Executive Officer of Millennium (or a senior executive officer of Millennium designated by Millennium's Chief Executive Officer) and the President of Pharma Europe of GSK (or a senior executive officer of GSK designated by the President of Pharma Europe of GSK).

         Section 1.25. "EXISTING THIRD PARTY AGREEMENTS". Existing Third Party Agreements means the agreements identified in EXHIBIT F hereto.

         Section 1.26. "FDA". FDA means the United States Food and Drug Administration or any successor agency thereto.

         Section 1.27. "FILL/FINISH". Fill/Finish means the formulating of the Compound, and filling, finishing and storage of such formulated Compound in unlabeled vials, so that such vials are ready to be shipped to the quality control/qualified person and the Secondary Packaging site.

         Section 1.28. "FINISHED PRODUCT". Finished Product means the Licensed Product that: (a) has undergone Fill/Finish; (b) has undergone quality control review and qualified person release and Secondary Packaging; and (c) is ready for sale.

         Section 1.29. "FIRST COMMERCIAL SALE". First Commercial Sale means, with respect to the Licensed Product in a country of the Territory, the date of the first commercial sale of the Licensed Product in such country on or after the Effective Date. Sales for clinical study purposes or compassionate, named patient or similar use will not constitute a First Commercial Sale.

         Section 1.30. "GOOD CLINICAL PRACTICE". Good Clinical Practice means the current good clinical practice applicable to the clinical Development of the Licensed Product under applicable Law, to the extent such standards are not less stringent than the U.S. current good clinical practice, including the guidelines of the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.

         Section 1.31. "GOOD LABORATORY PRACTICE". Good Laboratory Practice means the current good laboratory practice applicable to the Development of the Licensed Product under applicable Law, to the extent such standards are not less stringent than the U.S. current good laboratory practice, including 21 C.F.R.
Part 58.

         Section 1.32. "GOVERNMENTAL AUTHORITY". Governmental Authority means any federal, state or local government in any country, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any governmental arbitrator or arbitral body.

         Section 1.33. "GOVERNMENT ORDER". Government Order means any order, writ, judgment, injunction, decree, stipulation, ruling, determination or award entered by or with any Governmental Authority.

         Section 1.34. "GSK INTELLECTUAL PROPERTY". GSK Intellectual Property means GSK Know-How and GSK Patent Rights, collectively.

         Section 1.35. "GSK OTHER INTELLECTUAL PROPERTY". GSK Other Intellectual Property means GSK Other Know-How and GSK Other Patent Rights, collectively.

         Section 1.36. "GSK KNOW-HOW". GSK Know-How means any Know-How relating to the use of or treatment with the Licensed Product that is either (a) Controlled by GSK and/or its Affiliates on the Effective Date or (b) comes within the Control of GSK or its Affiliates during the Term, including the interest of GSK or its Affiliates in GSK Sole Inventions and in Joint Know-How.

         Section 1.37. "GSK OTHER KNOW-HOW". GSK Other Know-How means any Know-How relating to the Licensed Product that is either (a) Controlled by GSK and/or its Affiliates on the Effective Date or (b) comes within the Control of GSK or its Affiliates during the Term, including the interest of GSK or its Affiliates in GSK Sole Inventions and in Joint Know-How, but excluding GSK Know-How.

         Section 1.38. "GSK OTHER PATENT RIGHTS". GSK Other Patent Rights means Patent Rights relating to the Licensed Product, including the interest of GSK and/or its Affiliates in Joint Patent Rights, that (a) Cover GSK Other Know-How and (b) are Controlled by GSK and/or its Affiliates.

         Section 1.39. "GSK PATENT RIGHTS". GSK Patent Rights means Patent Rights, including the interest of GSK and/or its Affiliates in Joint Patent Rights, that (a) Cover GSK Know-How and claim the use of or treatment of patients with the Licensed Product and (b) are Controlled by GSK and/or its Affiliates.

         Section 1.40. "INTELLECTUAL PROPERTY COSTS". Intellectual Property Costs means all reasonable out-of-pocket costs and expenses actually incurred by a Party in preparing, filing, prosecuting and/or maintaining Patent Rights in the Territory (including applications and proceedings relating to patent term extensions) or trademarks.

         Section 1.41. "INVESTIGATOR SPONSORED CLINICAL STUDY". Investigator Sponsored Clinical Study means a human clinical study of the Licensed Product that is sponsored and conducted by a Third Party under an agreement with a Party pursuant to which such Party provides clinical supplies of the Licensed Product and/or funding for such clinical study.

         Section 1.42. "JOINT INTELLECTUAL PROPERTY". Joint Intellectual Property means Joint Know-How and Joint Patent Rights, collectively.

         Section 1.43. "JOINT KNOW-HOW". Joint Know-How means any Know-How that is developed jointly by the Parties in connection with their activities pursuant to this Agreement, including Joint Inventions.

         Section 1.44. "JOINT PATENT RIGHTS". Joint Patent Rights means Patent Rights that Cover Joint Know-How.

         Section 1.45. "KNOW-HOW". Know-How means all non-public ideas, concepts, formulas, compounds, works of authorship, data, information, methods, procedures, processes and materials, but only to the extent that such ideas, concepts, formulas, compounds, works of authorship, data, information, methods, procedures, processes and materials are related to the Manufacture, Development, or Commercialization of a Compound or a Licensed Product, including but not limited to, biological, chemical, biochemical, toxicological, pharmacological, metabolic, formulation, clinical, analytical and stability information and data.

         Section 1.46. "LAW". Law means any federal, state or local, foreign, national or multinational law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any government order, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

         Section 1.47. "LICENSED PRODUCT". Licensed Product means the product containing the Compound in any dosage form or formulation, for all approved and future indications and currently referred to as INTEGRILIN.

         Section 1.48. "LOSSES". Losses means any Actions, demands, liabilities, expenses (including costs of investigation, defense and enforcement of this Agreement), damages, fines, penalties, Government Orders, taxes, expenses or amounts paid in settlement or other losses, including reasonable legal expenses and attorneys' and experts' fees and expenses actually incurred.

         Section 1.49. "MAJOR MARKET COUNTRIES". Major Market Countries means the following countries as may be amended by the Parties upon mutual agreement from time to time: [**].

         Section 1.50. "MANUFACTURING" or "MANUFACTURE". Manufacturing or Manufacture means all the activities relating to production of each Licensed Product, including without limitation, purchasing raw materials, production of the Compound, the Finished Product or the Licensed Product, quality control and assurance, filling, finishing, labeling, packaging, release, holding, shipping and storage and the tests and analyses conducted in connection therewith. Manufacturing includes Secondary Packaging.

         Section 1.51. "MILLENNIUM INTELLECTUAL PROPERTY". Millennium Intellectual Property means Millennium Know-How and Millennium Patent Rights, collectively. Millennium Intellectual Property excludes the Product Trademark(s).

         Section 1.52. "MILLENNIUM KNOW-HOW". Millennium Know-How means any Know-How that either (a) is Controlled by Millennium or its Affiliates on the Effective Date or (b) comes within Millennium's or its Affiliates' Control during the Term, including Millennium's interest in Millennium Sole Inventions, Joint Know-How and Schering Know-How.

         Section 1.53. "MILLENNIUM PATENT RIGHTS". Millennium Patent Rights means Patent Rights, including the interest of Millennium and/or its Affiliates in Joint Patent Rights, that (a) Cover Millennium Know-How and (b) are Controlled by Millennium and/or its Affiliates on the Effective Date or at any time during the Term. Millennium Patent Rights includes, but is not limited to, those Patent Rights listed on EXHIBIT I hereto.

         Section 1.54. "NET SALES". Net Sales means, with respect to the Licensed Product, the gross invoiced sales of the Licensed Product by GSK, its Affiliates, sublicensees or Excluded Distributors (as defined below) from or on account of the first sale or distribution of the Licensed Product to Third Parties which are not Affiliates, sublicensees or Excluded Distributors, less the following deductions to the extent specifically relating to such sales of the Licensed Product and, in all cases, calculated in accordance with UK GAAP:

                (a) discounts, credits, retroactive price reductions, rebates, refunds, rejections, returns, chargebacks, allowances and adjustments granted to non-sublicensee Third Parties, including managed care and similar types of rebates, determined in accordance with and to the extent consistent with GSK's usual course of dealing for its products other than the Licensed Product;

                (b) trade, quantity and cash discounts and rebates allowed or given, each to the extent consistent with GSK's usual course of dealing for its products other than the Licensed Product;

                (c) sales, excise, inventory, value-added, and similar taxes assessed on the sale of the Licensed Product (other than income taxes of GSK, its Affiliates, or sublicensees), and import and customs duties;

                (d) transportation, shipping insurance, freight and other handling expenses as are customary and reasonable for the industry;

                (e) government imposed rebates or discounts;

                (f) any bona fide payments made by GSK to government agencies permitted under the U.S. Foreign Corrupt Practices Act of 1977, as amended, with respect to sales of Licensed Products in order to be allowed to tender the sale of the Licensed Products in a given country in the Territory; and

                (g) actual specifically identifiable, documented uncollectible receivables, up to [**]% of such gross invoiced sales amount.

For purposes of clarity, no permitted deduction to Net Sales will be counted more than once or, with the exception of uncollectible receivables, adjusted more than six (6) months following the calculation of Net Sales for a given month.

For the purpose of the definition of Net Sales, "Excluded Distributor(s)" means a distributor acting in the capacity of a sublicensee such that such distributor holds (A) sales and distribution rights in a country or countries in the Territory responsible for sales and distribution of the Licensed Product in such country or countries, coupled with (B) pricing authority or government pricing negotiation authority with respect to wholesalers or sub-distributors in such country or countries.

Sales of Licensed Product by and between GSK and its Affiliates or sublicensees or Excluded Distributors are not sales to non-sublicensee Third Parties and will be excluded from Net Sales calculations for all purposes. If GSK or any of its Affiliates, Excluded Distributors or sublicensees makes any transfer of Licensed Products to Third Parties for consideration other than monetary value or as part of a multiproduct transaction, such transfer will be considered a sale hereunder for Net Sales, accounting and royalty purposes. Net Sales for any such transfers will be determined on a country by country basis and will be the average price of "arms length" sales by GSK or its Affiliates or sublicensees or Excluded Distributors in such country during the royalty reporting period in which such transfer occurs or, if no such "arms length" sales occurred in such country during such period, during the last period in which such "arms length" sales occurred. If no "arms length" sales have occurred in a particular country, Net Sales for any such transfer in such country will be the average price of "arms length" sales in all countries in the Territory by GSK, its Affiliates, Excluded Distributors or sublicensees.

The Parties agree that to the extent permitted under Article VII, should GSK or its Affiliates or sublicensees desire to Develop or Commercialize a product which includes other active ingredients in addition to the Compound, prior to undertaking any such activities, the Parties will negotiate in good faith appropriate modifications, if any, to be made to the calculation of Net Sales, which such modifications will be mutually agreeable to each Party, and which royalty rates applicable to such Net Sales will not exceed those stated in
Section 8.3 hereof.

         Section 1.55. "PARTY". Party means either Millennium or GSK. "PARTIES" mean both Millennium and GSK.

         Section 1.56. "PATENT RIGHTS". Patent Rights means patents and patent applications and all substitutions, divisions, continuations, continuations-in-part, reissues, reexaminations and extensions thereof including the Supplemental Certificate of Protection of Member States of the European Union, and all counterparts thereof in any country.

         Section 1.57. "PHASE IV CLINICAL STUDY". Phase IV Clinical Study means a human clinical study initiated in a country in an approved indication after receipt of Regulatory Approval for such indication in such country.

         Section 1.58. "PRIMARY DETAIL". Primary Detail means a Sales Call for the Licensed Product in which the Licensed Product [**] during the Sales Call [**] during the Sales Call[**] in accordance with GSK's standard operating procedures for its own products to the target physician group for the Licensed Product.

         Section 1.59. "PRODUCT TRADEMARK(S)". Product Trademark(s) means all registrations, applications for registration and other rights in and to the INTEGRILIN(R) mark and the tradename, commercial symbols and logos associated therewith or any variations thereof.

         Section 1.60. "REGULATORY APPROVAL". Regulatory Approval means the approval of the applicable Regulatory Authority necessary for the use, import, storage, Manufacturing, marketing and sale of the Licensed Product for a particular indication in a country, including separate pricing and/or reimbursement approvals that may be required, and including the expansion or modification of the label for such indication.

         Section 1.61. "REGULATORY AUTHORITY". Regulatory Authority means any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the manufacture, pricing, reimbursement, marketing and sale of a pharmaceutical product in a country.

         Section 1.62. "SALES CALL". Sales Call means a face-to-face contact of a Sales Representative with a medical professional with prescribing authority during which scientific and/or medical information about the use of the Licensed Product for the prevention and/or treatment of indications for which the Licensed Product has received Regulatory Approval is discussed. Sales Call includes attendance of a Sales Representative at scientific and medical conferences where information regarding the Licensed Product is presented by the Sales Representative to medical professionals with prescribing authority, as well as Primary Details and Secondary Details.

         Section 1.63. "SALES REPRESENTATIVE". Sales Representative means an individual who engages in or manages Sales Calls and who is employed by GSK. In no event will a medical science liaison be considered to be a Sales Representative.

         Section 1.64. "SCHERING". Schering means, collectively, Schering Corporation and Schering-Plough Ltd., or where the context requires, the applicable Affiliate of Schering Corporation or Schering-Plough Ltd. acting on behalf of Schering Corporation or Schering-Plough Ltd., as the case may be.

         Section 1.65. "SCHERING COLLABORATION AGREEMENT". Schering Collaboration Agreement means the Collaboration Agreement dated April 10, 1995 (as amended) among Schering Corporation, Schering Ltd. and COR Therapeutics, Inc. (the predecessor in interest to Millennium). A copy of the redacted Schering Collaboration Agreement is attached to this Agreement as EXHIBIT B-1. For clarity, the Schering Collaboration Agreement (as amended) excludes the Schering/Millennium European Agreement.

         Section 1.66. "SCHERING CORPORATION". Schering Corporation means the New Jersey corporation known as Schering Corporation having its principal place of business at 2000 Galloping Hill Road, Kenilworth, New Jersey 07033, U.S.A. and its successors and assigns.

         Section 1.67. "SCHERING INDEMNIFIED PARTIES". Schering Indemnified Parties means Schering, its Affiliates and their respective directors, officers, employees and agents.

         Section 1.68. "SCHERING/MILLENNIUM EUROPEAN AGREEMENT". Schering/Millennium European Agreement means the Agreement about European Commercialization of INTEGRILIN among Millennium, Schering Corporation and Schering-Plough, Ltd. dated June 21, 2004. A copy of the redacted Schering/Millennium European Agreement is attached to this Agreement as EXHIBIT B-2, such redactions to be limited to financial matters and other matters and terms not pertinent to this Agreement that are confidential as between Schering and Millennium.

         Section 1.69. "SCHERING KNOW-HOW". Schering Know-How means Information (as defined below) relating to the Development, Manufacture or Commercialization of the Licensed Product which (a) Schering discloses to Millennium under the Schering Collaboration Agreement and (b) is within the Control of Schering. Schering Know-How excludes Schering Patent Rights. For purposes of this Section 1.69, "Information" means (i) techniques and data specifically relating to development, manufacture, use or sale of the Licensed Product, including inventions, practices, methods, knowledge, know-how, skill, experience, test data including pharmacological, toxicological and clinical test data, analytical and quality control data, regulatory submissions, correspondence and communications, marketing, pricing, distribution, cost, sales, manufacturing, patent and legal data or descriptions and (ii) compositions of matter, assays and biological materials specifically relating to development, manufacture, use or sale of the Licensed Product.

         Section 1.70. "SCHERING PATENT RIGHTS". Schering Patent Rights means the right granted by any Governmental Authority under a Patent (as defined below) which Covers the Licensed Product or a method, apparatus, material or manufacture useful in the development, manufacture, use or sale of the Licensed Product, which Patent is Controlled by Schering. For purposes of this Section 1.70, "Patent" means (a) unexpired letters patent (including inventor's certificates) which have not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken or has been taken within the required time period, including without limitation any substitution, extension, registration, confirmation, reissue, re-examination, renewal or any like filing thereof and (b) pending applications for letters patent, including without limitation any continuation, division or continuation-in-part thereof and any provisional applications.

         Section 1.71. "SCHERING-PLOUGH, LTD.". Schering-Plough, Ltd. means the corporation known as Schering-Plough, Ltd. organized under the Laws of Switzerland having its principal place of business at Weystrasse 20, P.O. Box, CH-6000, Lucerne 6, Switzerland, and its successors and assigns, or where the context requires, the applicable Affiliate of Schering-Plough, Ltd. acting on its behalf.

         Section 1.72. "SECONDARY DETAIL". Secondary Detail means a Sales Call for the Licensed Product in which the Licensed Product [**] during the Sales Call [**] for the Licensed Product [**] during the Sales Call[**] in accordance with GSK's standard operating procedures for its own products to the target physician group for the Licensed Product.

         Section 1.73. "SECONDARY PACKAGING". Secondary Packaging means the importation, testing, labeling, packaging, and qualified person release, storage and shipping functions.

         Section 1.74. "SECONDARY PACKAGING REGULATORY APPROVAL". Secondary Packaging Regulatory Approval means the approval of the applicable Regulatory Authorities necessary for the Secondary Packaging of the Licensed Product.

         Section 1.75. "TERRITORY". Territory means [**], and any other countries that may arise by succession, subdivision, consolidation or reconstitution of these countries.

         Section 1.76. "THIRD PARTY". Third Party means any person other than a Party or any of its Affiliates.

         Section 1.77. "TRANSITION PERIOD". Transition Period means the time period commencing on the Effective Date and ending upon GSK's receipt of all required Regulatory Approvals for Commercialization of the Licensed Product in a given country of the Territory.

         Section 1.78. "UK GAAP". UK GAAP means International Financial Reporting Standards or United Kingdom generally accepted accounting principles applied on a consistent basis.

         Section 1.79. "UNITED STATES" OR "U.S.". United States or U.S. means the United States of America and its territories and possessions.

         Section 1.80. "US GAAP". US GAAP means United States generally accepted accounting principles applied on a consistent basis.

         Section 1.81. "VALID CLAIM". Valid Claim means a claim (a) of any issued, unexpired patent that has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise or (b) of any patent application that has not been pending for more than five (5) years.

         Section 1.82. ADDITIONAL DEFINITIONS. Each of the following definitions is set forth in the Section of this Agreement indicated below:

DEFINITION                                                    SECTION
----------                                                    -------
1974 Convention                                               14.1
AAA                                                           13.3
Baseline Cost of Fill/Finish                                  6.3(d)
Breaching Party                                               12.2
CMC                                                           4.5
Cost of Goods Rate                                            8.3(a)
Cost of Fill/Finish Savings                                   6.3(d)
Country Approval Notice                                       5.12(a)
[**]                                                          8.3(a)(iii)
EARLY ACS Study                                               4.1(e)
Effective Date                                                Preamble
Excluded Distributor                                          1.54
Force Majeure Event                                           14.15
Future Supply Agreement                                       6.3(b)
Generic Equivalent                                            8.5(b)
Generic Erosion                                               8.5(b)
Global AE Database                                            5.12(a)
GSK                                                           Preamble
GSK Indemnified Parties                                       11.8(a)
GSK Product Trademark                                         9.7(b)
GSK Sole Inventions                                           9.1(a)
IND                                                           4.5
Indemnified Party                                             11.8(f)(i)
Indemnifying Party                                            11.8(f)(i)
Joint Inventions                                              9.1(b)
Launch Plan                                                   5.2(a)
Local Third Parties                                           7.1(d)
Millennium                                                    Preamble
Millennium Indemnified Parties                                11.8(b)
Millennium Sole Inventions                                    9.1(a)
Millennium Trademarks                                         9.7(d)
Non-Breaching Party                                           12.2
Ongoing Development Activities                                4.1(c)
Operational Notice                                            5.1
Promotional Materials                                         5.9(a)
Receiving Party                                               8.12
Reporting Agreement                                           5.12(a)
Requesting Party                                              8.12
Severed Clause                                                14.4
Special Meeting                                               5.5
Steering Committee                                            2.2
Supplemental Plan                                             5.6
Supply Agreement                                              6.3(a)
Supply Price Percentage                                       8.3(a)(ii)
Taxes                                                         8.13(d)
Term                                                          12.1
Transition Activities and Processes                           3.2
TTBE Regulation                                               7.2(a)
Unresolved Matter                                             13.2

                                   ARTICLE II

                            MANAGEMENT OF ACTIVITIES

         Section 2.1. GENERAL DEVELOPMENT AND COMMERCIALIZATION SCOPE. GSK will be responsible for the Development and Commercialization of the Licensed Product in the Territory during the Term, and Millennium and its Third Party licensees will retain all other rights to the Licensed Product to Develop and Commercialize the Licensed Product outside the Territory. In addition, to the extent expressly provided in this Agreement, Millennium and its Third Party licensees will retain the right to Develop the Licensed Product in the Territory for the purpose of supporting the Development and Commercialization of the Licensed Product outside the Territory.

         Section 2.2. STEERING COMMITTEE. As soon as reasonably practicable after the Effective Date, Millennium and GSK will establish a steering committee (the "Steering Committee"), to oversee the activities to be undertaken pursuant to this Agreement. The Steering Committee will facilitate communication between the two Parties and provide a forum to review any Development, regulatory, Manufacturing and Commercialization matters pertaining to the Licensed Product. The Steering Committee will, among other things (a) review the Annual Plans, including the key Commercialization product strategies proposed by GSK for the Territory and potential benefits from synergies of such activities in the Territory with efforts outside the Territory; (b) provide a forum for communication of GSK's activities in the Territory, and Millennium's and Third Party licensees' activities outside the Territory, with respect to the Licensed Product; (c) review the Parties' proposed Development activities in the Territory; (d) review the Manufacture and supply of Licensed Product for the Territory and [**] as set forth in Sections 6.3(b) and 6.3(c) hereof; and (e) resolve any open matters that may exist between the two Parties in accordance with the remaining provisions of this Section.

         Section 2.3. MEMBERSHIP. The Steering Committee will be composed of three (3) representatives appointed by each of Millennium and GSK for a total of six (6) representatives. Each Party may replace its Steering Committee representatives at any time upon written notice to the other Party. Subject to
Article XIII, the Steering Committee will operate by consensus, and each Party will consider the other Party's input in good faith. The Steering Committee may establish certain ad hoc sub-committees which consider certain matters (e.g., Development and Manufacturing activities) related to the Licensed Product in the Territory and which will advise the Steering Committee accordingly.

         Section 2.4. MEETINGS. The Steering Committee will hold meetings at such times as the Parties will reasonably determine, but in no event will such meetings be held less frequently than twice per year (once face to face). Unless otherwise agreed, the Steering Committee will meet alternately at location(s) designated by GSK and Millennium. Each Party will be responsible for all of its own expenses of participating in the Steering Committee and may include non-voting representatives in such meetings as necessary to address matters under consideration by the Steering Committee.

                                  ARTICLE III

                 TRANSFER OF REGULATORY APPROVALS AND DOCUMENTS

         Section 3.1. GENERAL; NOTIFICATION OF EFFECTIVE DATE. During the Transition Period for the countries in the Territory, the Parties will cooperate in order to facilitate the transfer activities identified in this Article III. Promptly after the Effective Date, Millennium will notify Schering that GSK is Millennium's licensee for Development and Commercialization of the Licensed Product in the Territory. Promptly after the Effective Date, GSK will provide to Millennium, and Millennium will provide to Schering, all necessary contact information to enable Schering to communicate with GSK with respect to the activities set forth in this Article III. Millennium will use commercially reasonable efforts and GSK will use Commercially Reasonable Efforts to complete the Assignment and Transfer of Regulatory Approvals as soon as practicable after the Effective Date.

         Section 3.2. TRANSITION ACTIVITIES AND PROCESSES. Millennium agrees as of the Effective Date to perform its obligations under the Schering/Millennium European Agreement. In addition, as of the Effective Date, Millennium will undertake commercially reasonable efforts to cause Schering to, and acknowledges that it has received written assurances from Schering, pursuant to the Schering/Millennium European Agreement that Schering will, undertake the transition activities and obligations set forth in EXHIBIT H attached hereto ("Transition Activities and Processes"), to implement the Assignment and Transfer of Regulatory Approvals and to transfer other rights and responsibilities to GSK to Develop and Commercialize the Licensed Product in the Territory.

         Section 3.3. TRANSFER FEES. GSK will reimburse Millennium for all fees imposed by Regulatory Authorities after the Effective Date in the Territory on Schering or Millennium for processing and approving filings, including fees imposed for the Assignment and Transfer of Regulatory Approvals. For purposes of clarity, GSK will not be responsible for any fees imposed by Regulatory Authorities in connection with the Licensed Product on a country-by-country basis and incurred after the Effective Date until GSK has received all Regulatory Approvals necessary to Commercialize the Licensed Product in such country of the Territory. On a country-by-country basis, upon receipt of all necessary Regulatory Approvals to Commercialize the Licensed Product, Millennium will invoice GSK, and GSK will pay to Millennium, expenses incurred for all fees imposed by Regulatory Authorities to obtain such Regulatory Approvals. Except as expressly provided in the preceding sentence, each of Millennium, GSK and Schering will bear its own cost of fulfilling its obligations related to the Transition Activities and Processes.

         Section 3.4. EFFECTS OF THE ASSIGNMENT AND TRANSFER OF REGULATORY APPROVALS. Upon the Assignment and Transfer of all Regulatory Approvals for each country within the Territory, and on a country-by-country basis, GSK will own all Regulatory Approvals and submissions, including all applications, for Regulatory Approvals in the Territory and will be solely responsible for seeking and obtaining, and will have the exclusive right to seek and obtain, all Regulatory Approvals in the Territory. During the Term upon the Assignment and Transfer of all Regulatory Approvals on a country-by-country basis, GSK will be responsible for maintaining Regulatory Approval(s) for the Licensed Products in each country in the Territory for which such approvals exist as of the Effective Date.

                                   ARTICLE IV

                                   DEVELOPMENT

         Section 4.1.  CURRENT STATUS; GENERAL.

                (a) Prior to the Effective Date, Millennium (alone or with Third Parties) has conducted and continues to conduct pre-clinical and/or clinical studies (registration and/or non-registration) of the Licensed Product in and outside the Territory.

                (b) From and after the Effective Date, as more particularly described and solely to the extent expressly provided in this Agreement below,
(i) GSK will be responsible for all Development of the Licensed Product that GSK may in its sole discretion propose to initiate and execute that pertain solely to the Territory, including registration and non-registration trials (including Phase IV Clinical Studies, post-approval studies and Investigator Sponsored Clinical Studies) and, (ii) Millennium (alone, with Third Parties or by a Third Party itself) will continue to be responsible for Development of the Licensed Product (A) outside the Territory, and (B) inside the Territory to the extent permitted by this Agreement, including registration and non-registration trials inside and outside the Territory (including Phase IV Clinical Studies, post-approval studies and Investigator Sponsored Clinical Studies).

                (c) As of the Effective Date, Schering has identified its ongoing Development activities in the Territory as set forth in EXHIBIT C hereto (the "Ongoing Development Activities"). Promptly after the Effective Date, GSK shall notify Millennium of [**] such Ongoing Development Activities. [**] the Ongoing Development Activities, [**] with respect to such Ongoing Development Activities, [**] the Ongoing Development Activities in [**] Ongoing Development Activities [**] in the Territory [**].

                (d) The foregoing provisions of Section 4.1(b) notwithstanding, GSK acknowledges that Millennium (alone, with Third Parties or by a Third Party itself) will retain the right to conduct Development activities in the Territory where such Development activity is conducted in support of Millennium's Development or Commercialization efforts for the Licensed Product outside the Territory, provided, that Millennium will (i) notify GSK prior to initiating any such Development activities in the Territory (whether such activities are to be conducted by Millennium, its Third Party licensee or both) and provide GSK with [**] provided by GSK, and (iii) discuss with GSK in good faith the implementation of such activity with due consideration to [**] in the Territory. However, final decision-making authority regarding any such Development activities for the Licensed Product in the Territory will reside with Millennium except for matters related to patient safety which will be determined in accordance with Section 4.7 hereof.

                (e) GSK acknowledges that Development activities pertaining to the registration study [**] are underway as of the Effective Date, that the [**] will be conducted by Millennium or a Third Party in part in the Territory, and that the terms of this Article IV do not apply to the [**]. GSK will have non-exclusive access under the licenses granted in Section 7.1 of this Agreement to use data generated in the course of the [**].

                (f) Millennium will provide GSK with an annual clinical Development plan describing all clinical Development activities that Millennium proposes to conduct inside the Territory (whether such activities are to be conducted by Millennium, a Third Party or both), such plan to include site locations and principal investigators of the proposed clinical Development activities. Millennium will consider comments regarding such plan from GSK in good faith; provided, however, that final decisions related to such plan will reside with Millennium; provided further that all decisions with regard to patient safety will be decided in accordance with the provisions of Section 4.7 below. Millennium may amend the annual clinical Development Plan, subject to provisions for review by GSK and decision-making as set forth in this subsection 4.1(f). Neither Millennium nor its Affiliates or sublicensees will, directly or through any Third Party, initiate, sponsor, fund or supply Licensed Product or otherwise conduct any clinical study or Development of the Licensed Product except as contemplated by the annual plan.

         Section 4.2.  DEVELOPMENT RESPONSIBILITIES; ANNUAL PLANS; AMENDMENTS.

                (a) In the event GSK conducts Development activities hereunder, GSK agrees to conduct all of its Development activities substantially in accordance with the Annual Plan. The Annual Plan will include reasonably detailed information regarding all non-registration and registration trials GSK proposes to conduct in the Territory, and will take into account and be consistent with the global branding for the Licensed Product. A copy of the Annual Plan will be provided to Millennium each year and more frequently, if amended, during the Term promptly upon completion by GSK. The Steering Committee will review the Annual Plan not less frequently than annually and as necessary for review of amendments to the then current Annual Plan.

                (b) Except as provided in Section 4.1(e) above, with respect to matters regarding the conduct of Development in the Territory by GSK pursuant to this Article IV, to the extent permitted by applicable Law, GSK will provide copies to Millennium of both draft and final forms of protocols and informed consents with respect to such Development (and, upon Millennium's request, forms of agreements with Third Parties with respect to such Development) prior to initiation of such activities. For purposes of clarity, GSK will not provide any confidential patient identifying information under this Section 4.2(b).

                (c) Neither GSK nor its Affiliates, sublicensees or distributors will, directly or through any Third Party, initiate, sponsor, fund or supply Licensed Product or otherwise conduct any clinical study or Development of the Licensed Product except as contemplated by the Annual Plan without the prior approval of the Steering Committee.

         Section 4.3.  DEVELOPMENT EFFORTS; MANNER OF PERFORMANCE.

                (a) GSK will use Commercially Reasonable Efforts to execute and to perform, or cause to be performed, the Development activities set forth in the Annual Plan, in each case in good scientific manner and in compliance with applicable Law, Good Clinical Practice and Good Laboratory Practice. For the avoidance of doubt, and notwithstanding anything in this Agreement to the contrary, GSK, in its sole discretion, will determine its level of Development activities in the Territory, if any, subject to Millennium's right to review and approve protocols as provided in Section 4.2(b).

                (b) Millennium will provide copies to GSK of registration clinical study protocols pertaining to Development of the Licensed Product by Millennium or its Third Party licensees or contractors. Millennium will use commercially reasonable efforts to execute and to perform, or cause to be performed, any Development activities it or its Third Party licensee or contractor conducts with the Licensed Product, in each case in good scientific manner and in compliance with applicable Law, Good Clinical Practice and Good Laboratory Practice. For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, Millennium, in its sole discretion, will determine its level of Development activities outside the Territory.

         Section 4.4.  REGULATORY APPROVALS.

                (a) On a country-by-country basis, after completion of the Transition Period, and subject to Section 4.4.(d) hereof, GSK will be solely responsible for seeking Regulatory Approvals for the Licensed Product in such country in the Territory, including, preparing and filing Regulatory Authority applications and meeting with Regulatory Authorities. All such applications will be filed in the name of GSK which will be the holder of all resulting Regulatory Approvals. GSK will provide to the Steering Committee periodic reports describing the regulatory filing status of the Licensed Product throughout the Territory.

                (b) After approval of (i) the transfer of the Central Marketing Authorization to GSK for the countries in the European Union, or (ii) in the case of patient safety related matters, proposed modifications to the labeling or Manufacturing matters for the Licensed Product in countries in the Territory outside the European Union, by any Regulatory Authority (so long as the Transition Period for the relevant country has been completed), GSK will provide Millennium with reasonable advance notice of meetings with the applicable Regulatory Authority and provide advance copies of all material documents and other relevant information relating to such meetings to permit for a discussion between the Parties pursuant to Section 4.4(c) hereof. For each such meeting, GSK will inform Millennium in writing within [**] Business Days as to topics discussed and decisions reached at such meetings.

                (c) GSK and Millennium will discuss any material documents relating to all safety matters, proposed modifications to the labeling or Manufacturing matters for the Licensed Product (other than correspondence relating to pricing and reimbursement approvals) relating to the Licensed Product that GSK receives from, or intends to submit to, the Regulatory Authorities in the Territory. GSK will provide Millennium with drafts of such documents and correspondence sufficiently in advance of submission by GSK (but no later than [**] Business Days prior to such submission), copies of final submissions, and material correspondence received by GSK in response to such submissions, so that Millennium may review and comment thereon and have a reasonable opportunity to influence the substance of such submissions or responses. The Parties will discuss such submissions and proposed modifications in good faith, and will attempt to resolve any disagreements arising from such discussions. Any material disagreement pertaining to correspondence, discussions with, or submissions to the Regulatory Authorities in the Territory for the Licensed Product will be brought to the Steering Committee for resolution, other than matters related to pricing and reimbursement approvals which will be resolved by GSK. If the Parties are not able to reach agreement at the Steering Committee level, the disagreement will be handled in accordance with the procedures set forth in Article XIII hereof.

                (d) Upon reasonable request from Millennium, GSK will communicate and coordinate with Millennium, and/or make submissions to the Regulatory Authorities on behalf of Millennium, as may be required by applicable Law with respect to the Licensed Product in the Territory during the Term, including, but not limited to, Manufacturing matters.

         Section 4.5. ACCESS TO REGULATORY SUBMISSIONS, APPROVALS AND DRUG MASTER FILES. From and after the Effective Date, Millennium and Schering will have the right to access all data contained or referenced in GSK submissions or applications for Regulatory Approvals (other than pricing and reimbursement approvals) for use outside the Territory. Millennium will receive copies of all relevant reports, associated correspondence and key interactions in a timely manner, and summaries in English of meetings with the Regulatory Authorities in connection with the Licensed Product. Millennium and GSK will have the right to cross-reference the relevant drug master file, including Third Party drug master files, associated with the Licensed Product in the Territory in the format required by the applicable Regulatory Authority (except with respect to pricing and reimbursement approvals), to the extent necessary (a) in the case of GSK, to exercise its rights hereunder and perform its obligations with respect to the Licensed Product in the Territory, and (b) in the case of Millennium and its Third Party licensees or contractors, to Develop, Manufacture and Commercialize the Licensed Product outside the Territory, to Develop the Licensed Product in the Territory, to the extent permitted by this Agreement, and to Manufacture the Licensed Product. Millennium will promptly provide to GSK copies of all material regulatory submissions related to the safety, labeling, clinical Development, chemistry manufacturing and controls ("CMC") and Manufacturing of Licensed Product made to the FDA. For purposes of clarity, clinical Development shall not include routine submissions related to an investigational new drug ("IND") application such as investigator and sub-investigator submissions and notifications, Form 1572s, and site enrollment notifications.

         Section 4.6.  DEVELOPMENT COSTS.

                (a) From and after the Effective Date, GSK will be responsible for all Development costs associated with any registration and non-registration clinical trials (including Phase IV Clinical Trials and Investigator Sponsored Clinical Studies) of Licensed Product that GSK initiates in the Territory. After the Regulatory Approvals necessary for GSK to Commercialize the Licensed Product have been transferred to GSK, GSK will be responsible for [**]% of the Development costs incurred in obtaining and maintaining Regulatory Approvals in the Territory, including without limitation, all (i) filing fees for Regulatory Approvals payable to Regulatory Authorities in the Territory and (ii) maintenance fees relating to Regulatory Approvals payable to Regulatory Authorities in the Territory.

                (b) From and after the Effective Date, Millennium or its licensee will be responsible for all Development costs associated with any registration and non-registration clinical trials (including Phase IV Clinical Trials and Investigator Sponsored Clinical Studies) of Licensed Product that Millennium initiates inside and outside the Territory. In addition, Millennium will be responsible for [**]% of the Development costs incurred in obtaining and maintaining Regulatory Approvals outside the Territory, including without limitation, all (i) filing fees for Regulatory Approvals payable to Regulatory Authorities outside the Territory and (ii) maintenance fees relating to Regulatory Approvals payable to Regulatory Authorities outside the Territory.

                (c) If GSK wishes to access or use data Controlled by Millennium and generated in a registration study (excluding the [**] as set forth in Section 4.1(e)) conducted in (as permitted by this Agreement) or outside the Territory for the Licensed Product in the Territory, GSK will have the right to access and use such data for the Development and Commercialization of the Licensed Product in the Territory, as further provided in this Section 4.6.

                    (i) Millennium will provide GSK with the protocol, anticipated budget and other pertinent information about each proposed registration study to be conducted by Millennium with respect to the Licensed Product, in or outside the Territory.

                    (ii) Upon review of the information provided to it pursuant to Section 4.6(c)(i), GSK may inform Millennium that it is interested in accessing and using the data to be generated pursuant to the proposed registration study, and will agree to pay the portion of the budgeted Development costs associated with such registration study equal to (A) [**] multiplied by (B) a fraction X, where X is [**] the Licensed Product in the Territory [**] of such study, divided by, the [**] the Licensed Product [**].

                    (iii) If GSK elects not to share Development costs for a particular registration study as described in Section 4.6(c)(ii), then upon conclusion of a registration study conducted by Millennium or a Third Party pursuant to this Article IV Millennium will present a summary of the data generated pursuant to the study. Based on the information provided to GSK pursuant to this Section 4.6(c)(iii), if GSK desires to access and use the data generated pursuant to such registration study and Controlled by Millennium, then GSK will have the right to obtain access to and the right to use such data upon written notification to Millennium and payment to Millennium of an amount equal to [**] percent ([**]%) of the amount that it would have been required to pay under Section 4.6(c)(ii), it being understood that such [**] will be based on [**].

                    (iv) If GSK declines the opportunity to access and use data generated in the conduct of a registration study, as described in this Section 4.6, GSK will not have the right to access or use any data generated in such study for any purposes.

                    (v) GSK will not conduct site visits or engage in discussions with study investigators regarding any registration study conducted by Millennium or a Third Party in connection with the Licensed Product. For purposes of clarity, the terms of this Agreement do not preclude GSK from engaging in Development activities with the same investigators used by Millennium or a Third Party for different Development activities.

                    (vi) Millennium will calculate and maintain records of Development costs for such registration studies that are incurred by Millennium or Third Parties. Any payments under Section 4.6(c)(ii) or 4.6(c)(iii) by GSK of its share of Development costs will be made by GSK within [**] days after receipt of an invoice for such amounts from Millennium which will be sent at the end of the relevant calendar quarter in which GSK has elected to gain access to the study results. If GSK elects to purchase access to such data, GSK will have the right to request, and Millennium will provide, auditable documentation related to such costs for purposes of confirming such costs.

         Section 4.7. PATIENT SAFETY MATTERS. With regard to matters of patient safety, Millennium and GSK will discuss any concerns regarding clinical Development activities in the Territory and reach consensus regarding whether such Development activities should be undertaken either by Millennium, GSK or their Third Party licensees. In the event the Parties cannot agree as such matters, any unresolved dispute will be resolved in accordance with the dispute resolution provisions of Sections 13.1 and 13.3 below.

                                   ARTICLE V

                                COMMERCIALIZATION

         Section 5.1. TRANSFER OF RIGHTS TO DISTRIBUTE. During the Term once the Transition Period has been completed in a particular country, Millennium will appoint GSK as Millennium's exclusive distributor of the Licensed Product in such country, including the right to appoint sub-distributors, following (a) Regulatory Approval (where required) with respect to GSK's role as exclusive distributor for the Licensed Product in the country and (b) GSK's notice to Millennium that it has established the necessary operational capability to perform as Millennium's exclusive distributor for the Licensed Product in such country ("Operational Notice"). GSK will undertake efforts to establish such operational capabilities as soon as practicable after the Effective Date in those countries of the Territory in which the Licensed Product is currently Commercialized.

         Section 5.2.  LAUNCH PLAN; PRE-LAUNCH ACTIVITIES.

                (a) LAUNCH PLAN. GSK will formulate a launch plan for the Licensed Product in the Territory outlining key Commercialization steps to be undertaken by GSK during pre-launch and launch of the Licensed Product in the Territory ("Launch Plan") and provide the Launch Plan as soon as practicable after the Effective Date to Millennium for review and comment, but no later than [**] following the Effective Date. To the extent practicable given labeling and market forces in the Territory, the Launch Plan will be consistent with the global branding message for the Licensed Product as discussed between the Parties. Final decisions regarding all Commercialization activities contemplated by elements of the Launch Plan will reside with GSK. The Launch Plan will be a component of the initial Annual Plan.

                (b) CO-PROMOTION ACTIVITIES. Subject to the terms of this
Section 5.2(b), GSK will be appointed by Schering as agreed in the Schering/Millennium European Agreement as the exclusive co-promoter for the marketing and promotion (but not the sale) of Licensed Product in the Territory. GSK will consult with Schering and Millennium and [**] with respect to [**] relating to the Licensed Product [**] in the Territory that are approved by Millennium and Schering in advance.

                (c) NOTICE OF TRANSFER TO GSK. Schering has agreed that it will promptly notify all customers in writing that GSK will be assuming the marketing rights to the Licensed Product in the Territory. [**] prior to Schering sending such notice to customers. GSK will reimburse Millennium for all reasonable, documented charges incurred by Millennium in connection with such notice.

                (d) INVENTORY [**]. GSK may, [**] Licensed Product [**] in the Territory and [**] such Licensed Product [**] in accordance with applicable Law.

         Section 5.3. DILIGENCE. GSK will use Commercially Reasonable Efforts to Commercialize the Licensed Product in the Territory, including by providing appropriate incentives consistent with its normal business practices to Sales Representatives involved in the Commercialization of the Licensed Product [**]. [**], the GSK Sales Representatives will promote the Licensed Product [**], GSK will promote the Licensed Product through [**]. In addition to such Commercialization effort, GSK will use Commercially Reasonable Efforts to provide appropriate medical affairs personnel to support the Licensed Product in the Territory during the Term. GSK's Commercialization activities will be consistent with the Annual Plan.

         Section 5.4. DILIGENCE INQUIRY. If Millennium believes that GSK has failed to apply Commercially Reasonable Efforts to Commercialize the Licensed Product as provided in Section 5.3 above, it will notify GSK in writing, and within [**] days [**]GSK will submit a report to Millennium containing sufficient detail to allow Millennium to verify GSK's compliance. If, after receiving the report, Millennium is not satisfied that GSK has complied with its diligence requirements as described above, Millennium may convene a Special Meeting of the Steering Committee as provided in Section 5.5 below to address the matter.

         Section 5.5. SPECIAL MEETING OF STEERING COMMITTEE. If Millennium believes that GSK has failed to comply with its diligence obligations under this
Article V, then Millennium may, by written notice to GSK, convene a special meeting of the Steering Committee to discuss the matter (a "Special Meeting"). Such notice may include a general statement of the areas of concern to Millennium. The Parties will convene the Special Meeting no later than [**] Business Days after such notice is given. At the Special Meeting, the Steering Committee will discuss the areas of concern to Millennium and the additional actions (if any) GSK could take to address such concerns.

         Section 5.6. SUPPLEMENTAL PLAN. If, after a Special Meeting, Millennium continues to believe that GSK is not meeting its diligence obligations hereunder or if Millennium wishes to formalize GSK's commitment to take such additional actions (if any) discussed in the Special Meeting, then Millennium may so notify GSK in writing. Within [**] Business Days after the date of any such notice, GSK will indicate in writing to Millennium whether it agrees with the concerns of Millennium. If the Parties disagree, then either Party may invoke the dispute resolution mechanism described in Article XIII. If GSK agrees that additional actions need to be taken, GSK will provide Millennium with a plan within [**] days describing the actions that GSK proposes to take to meet such obligation. If Millennium then notifies GSK in writing that Millennium agrees that such plan describes actions sufficient to meet such obligation, then such plan will be a "Supplemental Plan" and GSK will carry out the actions described in such plan. If Millennium disagrees with GSK as to the sufficiency of the actions described in such plan to meet such obligation, and the Parties are unable to resolve such disagreement within [**] Business Days, either Party may invoke the dispute resolution mechanisms described in Article XIII. Any Supplemental Plan will be deemed to constitute an amendment to the relevant Annual Plan.

         Section 5.7. AVAILABILITY OF OTHER REMEDIES. If the Parties agree [**], Millennium will [**] under Article V [**], as applicable. If Millennium is of the opinion that GSK [**], then Millennium will [**], and either Party may invoke the dispute resolution mechanisms described in Article XIII.

         Section 5.8. RESPONSIBILITY FOR PRICING AND REIMBURSEMENT APPROVALS. GSK and its Affiliates will be solely responsible for all pricing and reimbursement approval proceedings relating to the Licensed Product in the Territory. GSK will have complete discretion in setting pricing for the Licensed Product in the Territory. GSK will be responsible for filing and maintenance fees relating to pricing and reimbursement approvals. To the extent permitted by applicable Law, GSK will provide Millennium with copies of any material documents or other material correspondence pertaining to pricing and reimbursement approvals in the Territory; provided, however, (a) GSK will not be obligated to provide any information that is related to any GSK products other than the Licensed Product and (b) the timing of the disclosure and content of such information will be tailored such that the disclosure is for information purposes only and that Millennium will not have any opportunity to influence GSK as to the price for the Licensed Product in the Territory.

         Section 5.9.  ADVERTISING AND PROMOTIONAL MATERIALS.

                (a) From and after the Effective Date, GSK will develop relevant written or electronic sales, promotion, educational and advertising materials relating to the Licensed Product ("Promotional Materials") consistent with its standard operating procedures, for the Territory, that will be compliant with all applicable Law and applicable Regulatory Approvals. Copies of all Promotional Materials used in the Territory will be archived by GSK in accordance with applicable Law. The Parties will discuss on an annual basis the primary Promotional Materials to be used by GSK in the Major Market Countries. GSK will provide copies in English of all Promotional Materials for use in the Major Market Countries to Millennium prior to their use. GSK agrees to consider in good faith any comments Millennium may have with respect to the Promotional Materials, provided; however, that GSK will retain final decision making authority over the Promotional Materials. Millennium will provide to GSK copies of Promotional Materials in Millennium's possession which are used in the United States and which Millennium believes may be useful to GSK in its design and implementation of Promotional Materials for use in the Territory.

                (b) Subject to any limitations imposed by applicable Law and
Article IX, all such Promotional Materials created in connection with the Development or Commercialization of the Licensed Product in the countries of the Territory, including all Licensed Product package inserts, trade packages, packaging and labeling, will display the GSK housemark (trademark, company name and logo) and, to the extent permitted by applicable Law, the Millennium housemark (trademark, company name and logo). This requirement pertains to materials in any form, including both written and electronic materials. GSK will not include any other trademarks or trade names on materials related to the Licensed Product, except (i) the Product Trademark, (ii) those required by applicable Law, or (iii) other trademarks subject to Millennium's prior written consent.

                (c) SALES TRAINING. From the Effective Date through [**], Millennium will provide to GSK access to certain Millennium personnel responsible for training Sales Representatives on the Licensed Product, as well as educational materials and training information that Millennium reasonably believes will assist GSK in its future training efforts related to the Licensed Product in the Territory. Such Licensed Product sales training will take place at GSK's facilities in the European Union on mutually agreeable dates. GSK will bear all costs associated with the sales training of its sales force for the Licensed Product in the Territory as well as the [**] Millennium.

         Section 5.10. SALES. Following the Transition Period, on a country-by-country basis, GSK will be responsible for booking sales of the Licensed Product in such country during the Term. If, following the Transition Period, Millennium receives any orders for the Licensed Product in or for such country, it will refer such orders to GSK. If GSK receives any orders for the Licensed Product in or for countries in the Territory that have not yet completed the applicable Transition Period, or for the United States or any other country outside the Territory, it will refer such orders to Millennium.

         Section 5.11. SHARING OF COMMERCIAL INFORMATION. In addition to the royalty reports required by Section 8.10, GSK will provide Millennium, on a semi-annual basis, information relating to [**] on a country-by-country basis in the Territory and, to the extent available, [**] on a country-by-country basis for the Major Market Countries and the Territory.

         Section 5.12. ADVERSE EVENT AND LICENSED PRODUCT COMPLAINT REPORTING PROCEDURES.

                (a) GSK acknowledges that the global adverse event database for the Licensed Product is currently maintained by Schering (the "Global AE Database"). As set forth in the Schering/Millennium European Agreement, as soon as reasonably practicable after the Effective Date to permit for an orderly transition, but prior to receipt of the first Country Approval Notice (as defined in the Schering/Millennium European Agreement), and as agreed by Millennium and Schering in the Schering/Millennium European Agreement, Millennium and GSK will enter into a definitive agreement with Schering for the maintenance by Millennium or Schering of a unified global adverse event database for the Licensed Product and for the timely exchange and reporting of product quality complaints, adverse events and product safety data related to the Licensed Product among Millennium, Schering and GSK (the "Reporting Agreement"). The Reporting Agreement will cover in detail, among other topics, the mechanism and time table for exchanging safety data, the procedural documents (e.g., coding conventions, seriousness) that will be used when processing safety reports to ensure consistency, how the reporting of individual cases to the regulatory health authorities will be performed, how Millennium, Schering and GSK will create PSUR and US PR, how the parties to the Reporting Agreement will, among themselves, respond effectively and in a timely manner to all requests of Regulatory Authorities in the Territory to ensure that each of them can satisfy their respective regulatory reporting obligations with respect to the Licensed Product, including recalls, market withdrawals or corrective actions. Following the Effective Date, each Party shall promptly notify the other Party if it becomes aware of any safety-related information or circumstance that is likely to have a material adverse effect on the Development, Commercialization or Manufacture of the Licensed Product.

                (b) Until the effectiveness of the Reporting Agreement, Schering has agreed to, and Millennium will continue to, fulfill its respective obligations with respect to the maintenance of the Global AE Database, and with respect to the exchange and reporting of product quality complaints, adverse events and product safety data related to the Licensed Product in the same manner as followed by Schering and Millennium prior to the Effective Date. Millennium or Schering will inform GSK of its pharmacovigilance obligations during the Transition Period prior to receipt of the applicable Country Approval Notice pursuant to Schering/Millennium European Agreement, and GSK agrees to reasonably comply.

                (c) For as long as Schering is responsible for maintaining the Global AE Database, Schering has agreed to generate adverse event reports as necessary for Millennium's and GSK's use in the Territory, and to grant Millennium and, following the effective date of the Reporting Agreement, GSK access to the adverse event and safety data related to the Licensed Product contained in the Global AE Database. The Parties will each bear its own expenses in connection with establishing and maintaining the Global AE Database.

         Section 5.13. MEDICAL INQUIRIES; RECALL DECISION MAKING.

                (a) TERRITORY. On a country-by-country basis, following the end of the Transition Period, GSK will handle all medical questions or inquiries from members of the medical profession regarding the Licensed Product in the Territory at GSK's expense. Millennium will refer to GSK all such questions and inquiries [**] of receipt. In no event will Millennium respond to any such medical question or inquiry. Notwithstanding anything contained in this Section
5.13 to the contrary, medical questions and inquiries with respect to clinical trials sponsored by Millennium in the Territory will be referred to, and will be handled by, Millennium or its designees, but Millennium will promptly inform GSK of any adverse events reported or any safety-related inquiries and Millennium's proposed resolution thereof.

                (b) OUTSIDE THE TERRITORY. Millennium or its designee will handle all medical questions or inquiries from members of the medical profession regarding the Licensed Product outside the Territory at Millennium's expense. GSK will refer to Millennium all such questions and inquiries [**] of receipt. In no event will GSK respond to any such medical question or inquiry.

                (c) RECALL DECISION MAKING.

                    (i) If any Regulatory Authority issues or requests a recall or takes a similar action in connection with the Licensed Product in the Territory, or if either Party determines that an event, incident or circumstance has occurred that may result in the need for a recall or market withdrawal of the Licensed Product in the Territory, the Party notified of such recall or similar action, or the Party that desires such recall or similar action, will advise the other Party thereof by telephone or facsimile [**]. Prior to the transfer of the Central Marketing Authorization to GSK, Millennium shall be responsible for making decisions regarding recalls of Licensed Product in such countries in the Territory covered by the Central Marketing Authorization and, following the transfer of the Central Marketing Authorization to GSK, GSK shall be responsible for making such recall decisions. Prior to the transfer of Regulatory Approvals necessary for Commercialization in the countries in the Territory not covered by the Central Marketing Authorization, on a country-by-country basis, Millennium shall be responsible for making decisions regarding recalls of Licensed Product in the applicable country, and following such transfer of Regulatory Approval to GSK in such country, GSK shall be responsible for making such recall decisions. The Parties shall cooperate with each other to allow such recalls to occur under the direction of the decision-making Party and in implementing such recalls, including without limitation the reshipment, storage and disposal of recalled Licensed Product, the preparation and maintenance of relevant reports and records, and the notification to any Third Party recipients or users of the Licensed Product. Notwithstanding the foregoing, GSK will [**] on the basis of [**] such Licensed Product.

                    (ii) As set forth in the Supply Agreement, after expiration of the Transition Period, on a country-by-country basis, GSK will be responsible for the expenses of recall, unless Millennium breaches its representations and warranties under Section 10.1 of the Supply Agreement, in which event Millennium has agreed to be responsible for such expenses. For purposes of this Agreement, the expenses of recall will be limited to the expenses of notification and destruction or return of the recalled Licensed Product, the costs of Licensed Product recalled and any costs directly associated with the Manufacture or distribution of replacement Licensed Product.

         Section 5.14. SALES AND MARKETING COSTS. GSK will be responsible for all costs associated with the Commercialization of the Licensed Product in the Territory.

         Section 5.15. OTHER RESPONSIBILITIES. GSK will be solely responsible for the following functions in the Territory:

                (a) processing all returns of the Licensed Product for sales or Development by GSK. If Licensed Product sold by GSK in the Territory is returned to Millennium, it will promptly be shipped to a facility designated by GSK at GSK's expense; and

                (b) distribution services, including order processing, invoicing, receivables, collections and inventory management of the Licensed Product in the Territory.

In addition, GSK will ensure by contract with wholesalers and other purchasers for the Licensed Product that such wholesalers and other purchasers will not permit diversion of Licensed Product outside the Territory.

                                   ARTICLE VI

                             MANUFACTURE AND SUPPLY

         Section 6.1. GENERAL. Millennium will supply GSK with Licensed Product that has completed the Fill/Finish process for the Territory pursuant to the Supply Agreement, as referenced in Section 6.3. It is anticipated that certain existing relationships relating to the Manufacture and supply of Licensed Product for the Territory will be maintained or executed by Millennium and/or Third Parties.

         Section 6.2. SECONDARY PACKAGING. As soon as practicable after the Effective Date, the Parties will [**] with respect to the Licensed Product for the Territory. During the CMA Transfer Period, Schering has agreed, [**] of the Licensed Product for the Territory. In no event than the later of (a) [**] following the [**], (b)[**] following the [**], GSK will implement the Secondary Packaging function with respect to Licensed Product for those countries in the Territory in which Regulatory Approval is achieved through the approval of the Central Marketing Authorization. GSK will implement the Secondary Packaging function for those countries in the Territory in which [**] receipt of Regulatory Approval in such country. [**] Secondary Packaging [**] as provided in EXHIBIT G hereto. Millennium will use commercially reasonable efforts to facilitate the establishment of GSK as a supplier of Secondary Packaging for the Licensed Product for the Territory. Costs incurred by GSK that are associated with any efforts GSK undertakes or that Millennium must undertake to facilitate the transfer of responsibility to GSK to establish Secondary Packaging will be borne by GSK, [**] in accordance with [**] agreed upon by the Parties.

         Section 6.3.SUPPLY AGREEMENT.

                (a) INITIAL SUPPLY. Millennium shall supply GSK's and its Affiliate's reasonable initial requirements of Licensed Product for the Territory, and GSK shall purchase such requirements of Licensed Product from Millennium, pursuant to the terms of a supply agreement between the Parties of even date ("Supply Agreement").

                (b) FUTURE SUPPLY. Promptly after the Effective Date, Millennium and GSK will meet to discuss in good faith options for [**] the Licensed Product for the Territory, including the [**] for the Territory [**] of the Supply Agreement. The Parties will [**] pursuant to this Section 6.3(b) [**] pursuant to which GSK will purchase [**] (either supply agreement, the "Future Supply Agreement").

                (c) The Parties [**] with respect to the [**] the Licensed Product for the Territory as follows:

                    (i) [**] GSK, and [**] Millennium or its designated Third Parties. [**] subcommittee of the Steering Committee with equal representation from both Parties, [**] with respect to [**] the Licensed Product in the
Territory:

                        (A)  [**];

                        (B)  [**];

                        (C)  [**]; and

                        (D)  [**].

Notwithstanding the foregoing, [**], subject to subsection 6.3(f) below.

                    (ii) The [**] subcommittee will review [**] in good faith and provide [**] the Steering Committee [**] of the Licensed Product for the Territory during the remainder of the Term.

                (d) Any [**] by the Parties as follows. [**] would receive [**] percent ([**]%) of the [**], the amount of [**] would be calculated [**] and would be equal to [**]: (A) [**] the Licensed Product [**] of Licensed Product Manufactured [**] and (B) the [**] the Licensed Product [**] of Licensed Product Manufactured [**]. The Parties would be entitled to [**] by an amount equal to [**] percent ([**]%) of the [**]. By way of example only, [**] the average [**] Licensed Product [**] the Parties would [**].

                (e) In the event that [**], the Parties will [**] the Licensed Product.

                (f) [**], Millennium agrees to [**] the Licensed Product. Costs incurred [**] and will [**] Millennium hereunder, including [**] Millennium [**] in accordance with [**] agreed upon by the Parties.

                (g) In the event that the [**]subcommittee is [**] subcommittee will request that the Steering Committee [**]. If following the Steering Committee [**], the Steering Committee will refer the matter to the Executive Officers pursuant to Section 13.1. In the event that the Executive Officers [**] the Licensed Product pursuant to Section 13.1, [**] will be referred to arbitration in accordance with Section 13.3 (and will not be treated as an Unresolved Matter subject to Section 13.2), and the appropriate agreement in accordance with this Section 6.3 will be executed between the Parties based on the results of such arbitration proceedings.

         Section 6.4. [**] GSK. Should GSK [**] under [**], GSK may [**] supply of Licensed Product [**] GSK [**], Millennium will [**] Licensed Product pursuant to [**] Millennium [**]. Should Millennium [**], Millennium will, pursuant to a license agreement to be executed between Millennium [**] the Licensed Product [**] the Licensed Product in a country of the Territory in accordance with Section 7.1(d).

                                  ARTICLE VII

                                 LICENSE GRANTS

         Section 7.1.  GRANTS UNDER MILLENNIUM INTELLECTUAL PROPERTY.

                (a) DEVELOPMENT LICENSE. Millennium hereby grants to GSK a non-exclusive right and license under Millennium Intellectual Property to use and import the Licensed Product to the extent necessary to Develop the Licensed Product in the Territory under this Agreement. For the avoidance of doubt, Millennium has retained a non-exclusive right under the Millennium Intellectual Property with the right to sublicense, to continue to Develop the Licensed Product in the Territory to the extent permitted by this Agreement.

                (b) COMMERCIALIZATION LICENSE. Millennium hereby grants to GSK an exclusive right and license under Millennium Intellectual Property to use, sell, offer to sell and import the Licensed Product to the extent necessary to Commercialize the Licensed Product in the Territory, except that Schering has retained a limited right under the Millennium Intellectual Property to continue to distribute and sell the Licensed Product in each country of the Territory during the Transition Period of such country until the appointment of GSK as exclusive distributor pursuant to Section 5.1 of this Agreement.

                (c) MANUFACTURING LICENSE. Millennium hereby grants to GSK a non-exclusive right and license, under Millennium Intellectual Property, to use and import the Licensed Product in order to perform [**] with respect to the Licensed Product [**] the Licensed Product[**] pursuant to Section 6.3 hereof.

                (d) SUBLICENSES. Under the licenses granted in Sections 7.1(a) and 7.1(b), GSK will have the right to grant Development and Commercialization sublicenses to its Affiliates. [**] GSK will [**]Commercialization sublicenses [**] for Commercialization [**] in the Territory [**]. GSK will [**] under
Section 7.1(b) [**], provided that (i) GSK will [**], and (ii) that [**]. For purposes of this Section 7.1(d), [**] within the Territory.

                (e) EXPANSION OF TERRITORY. If at any time during the Term, Millennium has the exclusive right to Commercialize the Licensed Product in a country outside the Territory and elects not to promote and sell the Licensed Product in such country, and Millennium elects to appoint a co-promotion or co-marketing collaborator for such country outside the Territory (other than wholesalers, distributors or contract sales organizations), Millennium will promptly notify GSK. [**], and Millennium will have no further obligation to GSK with respect to the right to Commercialize the Licensed Product outside the Territory.

                (f) LIMITATIONS ON GSK ACCESS TO DATA AND EXERCISE OF LICENSES. Notwithstanding anything to the contrary in Section 7.1(a) or 7.1(b), GSK's license under Millennium Intellectual Property will not include Millennium Know-How generated by or on behalf of Millennium in connection with [**] pursuant to the conduct of registration clinical studies in or outside the Territory where GSK has not exercised its right to access and use such data, and paid its share of the associated Development costs pursuant to Section 4.6 hereof except to the extent provided under the Reporting Agreement or applicable Law.

                (g) EXISTING THIRD PARTY AGREEMENTS. The licenses and sublicenses granted by Millennium to GSK in Sections 7.1(a), 7.1(b) and 7.1(c) are subject to the terms of the Existing Third Party Agreements, as amended by the Schering/Millennium European Agreement.

         Section 7.2. GSK INTELLECTUAL PROPERTY.

                (a) GSK hereby irrevocably assigns to Millennium all rights, title and interest worldwide to GSK Patent Rights. To the extent the GSK Patent Rights includes "severable improvements" within the meaning of Article 5 of the European Union Technology Transfer Block Exemption Regulation 2004 (the "TTBE Regulation"), the GSK Patent Rights will not be assigned to Millennium. Instead GSK hereby grants Millennium an irrevocable, paid-up, non-exclusive, worldwide, non-royalty-bearing right and license, with the right to grant sublicenses, under such GSK Patent Rights to Develop, Manufacture, and Commercialize the Licensed Product.

                (b) Subject to the terms and conditions of this Agreement, GSK hereby grants to Millennium a co-exclusive (with GSK), non-royalty bearing right and license under GSK Other Intellectual Property to Develop or Manufacture the Licensed Product for the Territory during the Term. Millennium will have the right to grant sublicenses under this Section 7.2(b) to Third Parties solely for the purposes of Developing or Manufacturing the Licensed Product for the Territory. To the extent the GSK Other Intellectual Property includes "severable improvements" within the meaning of Article 5 of the TTBE Regulation, the license described above will not be co-exclusive. Instead GSK hereby grants Millennium an irrevocable, paid-up, non-exclusive, non-royalty-bearing, worldwide right and license, with the right to grant sublicenses, under GSK Other Intellectual Property to Develop or Manufacture the Licensed Product for the Territory during the Term.

                (c) GSK hereby grants to Millennium the exclusive option to obtain a co-exclusive (with GSK), royalty-bearing right and license under GSK Other Intellectual Property to Develop or Commercialize Licensed Product in, or Manufacture Licensed Product for, outside the Territory. Millennium may exercise this option any time during the Term by providing written notice to GSK, declaring its intent to enter into a license agreement with GSK. [**], the Parties will negotiate any such license in good faith and on commercially reasonable terms within [**] following notification by Millennium of exercise of said option, or for such additional time as may be mutually agreed by the Parties. To the extent the GSK Other Intellectual Property includes "severable improvements" within the meaning of Article 5 of the TTBE Regulation, the license described above will not be exclusive. Instead GSK would grant Millennium a non-exclusive, royalty-bearing right and license under GSK Other Intellectual Property to Develop or Commercialize Licensed Product in, or Manufacture Licensed Product for, outside the Territory.

         Section 7.3. GSK INTELLECTUAL PROPERTY DEVELOPED BY GSK AFFILIATES AND THIRD PARTY CONTRACTORS. To the extent that GSK contracts with its Affiliates or Third Parties for the performance of GSK obligations hereunder, GSK shall obtain the right under the intellectual property rights of such Affiliate or Third Party related to the Licensed Product, with the right to grant sublicenses to Millennium (and such license shall be further sublicensable by Millennium), to use any intellectual property pertaining to the Licensed Product that is discovered or developed by such Affiliate or Third Party under such contract for the Development or Manufacture of Licensed Product throughout the world or the Commercialization of the Licensed Product outside the Territory. In addition to the foregoing, GSK shall use commercially reasonable efforts [**]with respect to the Development, Manufacture or Commercialization of the Licensed Product in the Territory, [**].

         Section 7.4. MILLENNIUM RETAINED RIGHTS. Any rights of Millennium not expressly granted to GSK under the provisions of this Agreement will be retained by Millennium, including the right (a) to exploit Millennium Intellectual Property to Develop Licensed Product in the Territory as permitted by this Agreement and outside the Territory, (b) to Commercialize the Licensed Product outside the Territory, and (c) to Manufacture the Licensed Product.

         Section 7.5. GSK KNOW-HOW. Subject to the terms and conditions of this Agreement, GSK hereby grants to Millennium a perpetual, irrevocable, non-exclusive, worldwide, non-royalty-bearing right and license, with the right to grant sublicenses, under GSK Know-How to Develop, Manufacture, and Commercialize the Licensed Product.

         Section 7.6. MILLENNIUM'S PRODUCT TRADEMARKS. GSK, its Affiliates and designees will, subject to this Section 7.6, use Millennium's Product Trademarks on a royalty-free, fully paid up, (a) non-exclusive basis with respect to Development, (b) exclusive basis with respect to Commercialization, and/or (c) non-exclusive basis with respect to Secondary Packaging, in each case during the Term in the Territory, and solely for display, advertising or informational purposes in connection with such Development, Commercialization, and the conduct of Secondary Packaging of the Licensed Product for the Territory, in accordance with this Agreement. GSK will not at any time do or permit any act to be done which may in any way impair the rights of Millennium in the Product Trademarks.

         Section 7.7.  COPYRIGHT.

                (a) GSK, its Affiliates and designees will have the right to use, display, modify, have modified, distribute, have distributed and make or have made derivative works of Millennium's Copyrights on a royalty-free, fully paid up, exclusive basis during the Term and in the Territory solely for display or advertising purposes in connection with Development and Commercialization of the Licensed Product in the Territory, and the conduct of Secondary Packaging of the Licensed Product for the Territory, in accordance with this Agreement. GSK will not at any time do or permit any act to be done which may in any way impair the rights of Millennium in Millennium's Copyrights.

                (b) Schering has agreed to grant to GSK the right to use Schering's Copyrights on a royalty-free, fully paid up, exclusive basis solely to the extent necessary to permit GSK, its Affiliates or designees to use, display, distribute, and have distributed all Licensed Product Promotional Materials, educational materials, product labeling, product inserts and product packaging used by Schering in Commercializing the Licensed Product in the Territory, solely to the extent that such materials may display Schering's Copyrights. GSK will not at any time do or permit any act to be done which may in any way impair the rights of Schering in Schering's Copyrights.

         Section 7.8. RIGHTS RETAINED BY BOTH PARTIES. Each Party will retain the right to exploit Joint Intellectual Property after the Term, without any duty to account to the other Party or obtain the other Party's consent for such exploitation.

                                  ARTICLE VIII

                              FINANCIAL PROVISIONS

         Section 8.1. LICENSE FEES; MILESTONES. In consideration for the license of the rights granted to Develop and Commercialize the Licensed Product pursuant to the Millennium Intellectual Property under this Agreement, GSK will pay the following amounts to Millennium as further provided herein.

                (a) LICENSE FEES

                    (i) GSK will pay to Millennium a license fee payment of [**] Dollars (USD $[**]) on the Effective Date.

                    (ii) The amounts set forth in clause (i) above will be due and payable by GSK not later than [**] days after the last day of the calendar month in which the license fee is due.

                (b) MILESTONE PAYMENTS. GSK shall make [**] non-refundable, non-creditable, one-time, irrevocable milestone payments to Millennium totaling [**] Dollars (USD $[**]) as follows:

                    (i) GSK will pay to Millennium a one-time, non-refundable, non-creditable, irrevocable milestone payment of [**] Dollars (USD $[**]) upon the satisfaction of all of the following conditions:

                        [**].

                    (ii) GSK will pay to Millennium a second one-time, non-refundable, non-creditable, irrevocable milestone payment in the amount of [**] Dollars (USD $[**]) upon the satisfaction of all of the following conditions:

                        [**].

                (c) Millennium will be entitled to send GSK an invoice for milestone payments described in subsection 8.1(b) above upon the satisfaction of the milestone event conditions. GSK will pay such amount within [**] days of receipt of such an invoice from Millennium. The Parties understand and agree that each milestone payment described in Section 8.1 is a one-time payment and will not be made more than once. For the avoidance of doubt, the Parties understand and agree that no additional milestone payments will be made for any reason, including but not limited to, development of additional Compounds, Licensed Products, formulations, or indications, or the making of additional regulatory filings or registrations.

                (d) Failure to satisfy the conditions in Section 8.1(b)(i) above, [**] shall not be deemed to be a failure of Millennium to achieve the conditions described in Section 8.1(b)(i) above and in such case Millennium will be deemed to have satisfied such milestone conditions and GSK will pay the applicable milestone payment to Millennium.

         Section 8.2. PAYMENT FOR MANUFACTURE OF FILL/FINISHED PRODUCT. GSK will pay Millennium for Fill/Finished Product provided under the Supply Agreement at the amount equal to the Cost of Compound and the Cost of Fill/Finish per unit of Licensed Product.

         Section 8.3. SUPPLY PRICE PERCENTAGES. GSK shall pay to Millennium royalties on the Net Sales of the Licensed Product sold in the Territory by GSK, its Affiliates, sublicensees and Excluded Distributors as follows:

                (a) For purposes of calculating royalties, the following Cost of Goods Rate, as applicable, will be used:

                    ANNUAL NET SALES OF LICENSED PRODUCTS   "COST OF GOODS RATE"

                    Up to and including USD $[**]                  [**]%

                    Over USD $[**]                                 [**]%

                    (i) GSK will calculate the Cost of Goods Shipped for the Licensed Product in the Territory on a quarterly basis;

                    (ii) If, in any particular quarter during the Term, the [**] Licensed Product sold in a calendar quarter is [**] such Licensed Product, [**] for such calendar quarter. Such [**] Net Sales, and a royalty payment made to Millennium.

                    (iii) If, in any particular quarter during the Term, the [**] Net Sales applicable to Licensed Product sold in a calendar quarter [**] for such Licensed Product, then the royalty payment owed to Millennium by GSK for such quarter [**]. The [**] Net Sales for such calendar quarter applicable to Licensed Product sold in a calendar quarter and the [**] Net Sales of the Licensed Product for such quarter [**] Net Sales for such calendar quarter, [**] as described above [**] throughout the Term, beginning on the Effective Date. As of the Effective Date, [**].

                    (iv) For the quarter beginning [**], and all subsequent quarters during the Term, [**], including but not limited to [**] and [**] under
Section 8.3(a)(ii) hereof. In no event will the royalty payment to Millennium for any given quarter be less than [**] Millennium by GSK in a particular quarter, [**]. No other deductions are permitted against royalty payments hereunder.

                    (v) If, in any particular quarter during the period between the Effective Date and [**], the Cost of Goods Shipped [**] for such calendar quarter applicable to Licensed Product sold in such quarter [**], then to the extent that [**] during such period under the Supply Agreement, [**] and handled in accordance with Section 8.3(a)(iv).

                (b) [**]. Notwithstanding the provisions of Sections 8.3(a), in the event that: (i) the approved label for the Licensed Product in each of [**]includes the use of the Licensed Product [**], and (ii) annual Net Sales of Licensed Product in the Territory exceed [**] Dollars (USD $[**]), the Cost of Goods Rate for calculation of royalties on all Net Sales of Licensed Products in the Territory will modified to be [**]% on a going forward basis (starting from the date that both the conditions specified in clauses (b)(i) and (b)(ii) have been fulfilled) and will apply to all future total amounts (and not incremental) of annual Net Sales of the Licensed Product in the Territory. For purposes of clarity, the event noted in subsection 8.3(b)(i) will be deemed to have been met should such approval label for [**], including but not limited to, [**].

         Section 8.4. ROYALTY PAYMENT TERM. The obligations of GSK to calculate and make royalty payments as set forth in Section 8.3 above will commence upon the First Commercial Sale of the Licensed Product in the Territory by GSK, its Affiliates, sublicensees or Excluded Distributors and will continue for the Term.

         Section 8.5.  GENERIC COMPETITION.

                (a) Generic Erosion (as defined below) for any Licensed Product then-currently Commercialized by GSK will be calculated on a calendar quarterly basis for each country in the Territory using reference data published by [**] or another industry-accepted data source used by GSK in the Territory at the time that such determination is made. If Generic Erosion for any such Licensed Product is documented for a particular calendar quarter, the applicable Supply Price Percentage for such country described in Section 8.3 above will be reduced for that quarter in such country as follows:

                    (i) GSK would be entitled to reduce the applicable Supply Price Percentage by [**] percent ([**]%) of that which would otherwise be due to Millennium on sales of the Licensed Product in the Territory without such reduction.

                (b) "Generic Erosion" means achievement by all Generic Equivalents of a prescription market share equal to [**] percent ([**]%) or greater in the aggregate of the total prescriptions for the particular Licensed Product plus its Generic Equivalent(s), assessed on a moving basis for the last [**], as calculated in this Section 8.5. "Generic Equivalent" means [**], in each case Commercialized in the Territory as approved for marketing and sale by the European Commission, which generic version [**] Licensed Product marketed by GSK in the Territory.

         Section 8.6. GENERIC EROSION. Once Generic Erosion (as defined above in Section 8.5) has occurred in a country in the Territory, [**]; provided, however, if [**] a Major Market Country, [**] Major Market Countries and [**] Licensed Product by GSK in the Territory as set forth in Section 8.3 or 8.5, as applicable for such country.

         Section 8.7. THIRD PARTY ROYALTIES. Subject to Section 8.8, in the case of an issued Third Party patent claiming the composition of matter or use of the Licensed Product in the Territory, without a license to which GSK's practice of the licenses granted to it by Millennium under Section 7.1 in the Territory would infringe such Third Party patent, [**] hereunder as follows: GSK will provide Millennium with notice of such obligation or commercial necessity of such Third Party patent and sufficient documentation to show the existence of such Third Party patent and its relation to the Millennium Intellectual Property prior to entering into any license agreement with a Third Party which would trigger such deduction. The Parties will discuss in good faith whether such a license is required, [**] such a license. If [**] the Third Party patent in the Territory, then the Supply Price Percentage applicable on Net Sales of such Licensed Product may be reduced by [**] percent ([**]%) of [**] paid to such Third Party under any such license agreement pertaining to the Territory. To the extent practicable [**] GSK in respect of the Licensed Product, [**], will include the right [**] of promoting, marketing, selling, using and manufacturing the Licensed Product [**]. If Millennium executes a license or sublicense for such intellectual property rights, [**] such license [**] of the Licensed Product outside the Territory [**].

         Section 8.8. COMPULSORY LICENSES AND COMPULSORY COMPETITION. If any Regulatory Authority in any country within the Territory grants or compels either Party to grant a compulsory license under the Millennium Patent Rights to a Third Party to sell a Licensed Product containing the same Compound as in a Licensed Product sold by GSK for the same approved indication in any country in the Territory [**], then the applicable [**] sales of Licensed Products in such country by GSK will be adjusted [**] in such country, for so long as such Third Party is selling such Licensed Product in such country. GSK will use Commercially Reasonable Efforts and Millennium will use commercially reasonable efforts to [**]. Such efforts may include [**] in such country, [**].

         Section 8.9. AGGREGATE REDUCTION. In no event may the aggregate deductions under Sections [**] exceed [**] percent ([**]%) of the Supply Price Percentage otherwise due to Millennium in any calendar quarter, or cause Millennium to make payments to GSK or Third Parties.

         Section 8.10. REPORTS; PAYMENTS.

                (a) Within [**] Business Days after (a) the end of the calendar quarter during which the First Commercial Sale occurred and (b) all subsequent quarters, GSK will submit to Millennium a report, on a country-by-country and Territory basis, providing in reasonable detail an accounting of all Net Sales (including an accounting of all unit sales and all sales (converted to U.S. dollars) of the Licensed Product on a country-by-country and Territory basis) made during such calendar quarter, any payments made by GSK to Millennium under
Section 6.3(a), the calculation of the applicable royalties under Sections 8.3,
8.5 and/or 8.7 and all supporting data for calculation of any adjustments (e.g., Net Sales price, Cost of Compound, Cost of Fill/Finish, Cost of Secondary Packaging, Cost of Goods, etc.).

                (b) GSK will pay to Millennium all royalties payable by GSK under Sections 8.3, 8.5 and/or 8.7 as indicated in the quarterly report within [**] days of the end of the calendar quarter for which such royalties are due to Millennium.

         Section 8.11. OTHER PAYMENTS. Costs contemplated under this Agreement to be incurred by a Party and reimbursed by the other Party will be paid by the paying Party within [**] days of receipt of invoice accompanied by reasonable substantiation thereof.

         Section 8.12. AUDITS. The Parties will keep complete and accurate records of the items underlying COGS, Net Sales, Supply Price Percentage, [**], royalties and other amounts relating to the reports and payments required by
Article VIII. Either Party will have the right annually at its own expense to have an independent, certified public accountant selected by the requesting Party (the "Requesting Party") review any such records of the Party receiving the audit request (the "Receiving Party") in the location(s) where such records are maintained upon reasonable notice and during regular business hours and under obligations of confidence, for the sole purpose of verifying the basis and accuracy of payments made under this Agreement.

                (a) If such examination results in a determination that Net Sales have been understated or COGS have been overstated, then any resulting underpayment or overpayment will be paid to the Requesting Party with interest from the date originally due (calculated at a per annum rate equal to the prime rate as published in the THE WALL STREET JOURNAL, Eastern Edition, on the first day of each calendar quarter for as long as such payments are overdue), within [**] after the date on which Requesting Party receives the accounting report. If the audit results in a determination that Net Sales have been understated or COGS overstated by more than [**]% for the period examined, the Receiving Party will pay all fees, costs and expenses incurred by the Requesting Party in the course of making such determination.

                (b) In the event that any understatement of Net Sales [**] of the Licensed Products pursuant to Section 1.54(a), with such adjustments not to occur any later than [**] after the gross sales that are the subject of such calculation took place, then the Parties agree that the [**]% threshold described above [**] will apply to the amount of such underpayment.

         Section 8.13. TAX MATTERS.

                (a) GSK will make all payments to Millennium under this Agreement without deduction or withholding except to the extent that any such deduction or withholding is required by Law to be made on account of Taxes.

                (b) Any Tax required to be withheld under Law on amounts payable under this Agreement will promptly be paid by GSK on behalf of Millennium to the appropriate Governmental Authority, and GSK will furnish Millennium with proof of payment of such Tax. Any such Tax required to be withheld will be an deemed to be an expense of and will be borne by Millennium. GSK will give notice of its intention to begin withholding any such Tax in advance and cooperate to reduce such Tax on payments made to Millennium hereunder.

                (c) GSK and Millennium will cooperate with respect to all documentation required by any taxing authority or reasonably requested by GSK or Millennium to secure a reduction in the rate of applicable withholding Taxes.

                (d) Solely for purposes of this Section 8.13, "Tax" or "Taxes" means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by Law.

         Section 8.14. PAYMENT PROCEDURES. All dollar ($) amounts specified in this Agreement are United States dollar amounts. All payments to be made by GSK to Millennium will be made in U.S. Dollars, to a Millennium bank account able to receive U.S. Dollars. All payments hereunder will be made by wire transfer to such bank and account as Millennium may from time to time designate in writing. Whenever any payment hereunder will be stated to be due on a day which is not a Business Day, such payment will be made on the immediately succeeding Business Day. Payments hereunder will be considered to be made as of the day on which they are credited to Millennium's designated bank and account.

         Section 8.15. CURRENCY EXCHANGE. If any Net Sales or COGS are stated in a currency other than United States Dollars, then, for the purpose of calculating the amount due to any Party hereunder, such Net Sales or COGS will be converted into United States Dollars at the exchange rate between those two currencies most recently quoted in the Wall Street Journal in New York as of the last Business Day of the calendar quarter for which such amounts are being paid. If no such exchange rate has been quoted in the Wall Street Journal in New York at any time during the twelve (12) month period preceding the date on which such amount becomes due to a Party, such Net Sales or COGS will be deemed to be equal to the average Net Sales or COGS for such Licensed Product in the Territory for the most recently completed calendar quarter, as stated in Euros.

         Section 8.16. LATE PAYMENTS. Any amounts that are not paid on or before the date such payments are due under this Agreement will bear interest at an annual rate of interest equal to the prime rate of interest, plus two (2) percentage points, as published in the WALL STREET JOURNAL, Eastern Edition, on the first day of each calendar quarter for as long as such payments are overdue calculated on the number of days such payment is delinquent.

                                   ARTICLE IX

                        INTELLECTUAL PROPERTY OWNERSHIP,
                         PROTECTION AND RELATED MATTERS

         Section 9.1.  OWNERSHIP OF INVENTIONS.

                (a) SOLE INVENTIONS. Inventions made solely by GSK, its Affiliates, and its or its Affiliate's employees, agents and consultants in connection with GSK performance of this Agreement and related to the Licensed Product are referred to herein as "GSK Sole Inventions" and are owned by GSK subject to Section 7.2 above. GSK will give Millennium prompt written notice of each GSK Sole Invention. Inventions made solely by Millennium, its Affiliates, and its or its Affiliate's employees, agents and consultants in connection with Millennium's performance of this Agreement are referred to herein as "Millennium Sole Inventions" and are owned by Millennium. Millennium will give GSK prompt written notice of each Millennium Sole Invention.

                (b) JOINT INVENTIONS. Inventions made jointly by employees, agents and consultants of GSK and its Affiliates and employees, agents and consultants of Millennium in connection with the Parties' performance of this Agreement are jointly owned on the basis of each Party having an undivided interest in the whole ("Joint Inventions"). Subject to the rights granted under this Agreement, each Party can use a Joint Invention without the other Party's consent and has no duty to account to the other Party for such use.

                (c) INVENTORSHIP. For purposes of determining whether an invention is a GSK Sole Invention, a Millennium Sole Invention or a Joint Invention, questions of inventorship will be resolved in accordance with the applicable Law of the country in which the patent applications directed to such inventions are filed. GSK and Millennium will ensure that their employees will cooperate and comply with all reasonable requests necessary to effect the intent of this Section 9.1.

         Section 9.2.  PROSECUTION AND MAINTENANCE OF PATENT RIGHTS.

                (a) Millennium will have the first right and option to file and prosecute (including applications and proceedings for patent term extension) the Millennium Patent Rights, GSK Patent Rights, Millennium Sole Inventions, and Joint Inventions anywhere in the world. If Millennium elects not to undertake the filing, prosecution and/or maintenance of any such Patent Rights in the Territory (or, after commencement of such filing, prosecution and/or maintenance, desires to cease the prosecution or the maintenance of any such Patent Rights in the Territory), then Millennium will notify GSK of such election with at least thirty (30) days' prior written notice, identifying the specific Patent Rights to which such election pertains and GSK will be, at its own expense, entitled to file, prosecute and/or maintain such Patent Rights in the Territory in the name of Millennium, GSK, or both GSK and Millennium, as the case may be.

                (b) GSK will have the first right and option to file and prosecute (including applications and proceedings for patent term extension) the GSK Other Patent Rights anywhere in the world at its own expense. If GSK elects not to undertake the filing, prosecution and/or maintenance of any such Patent Rights in or outside the Territory (or, after commencement of such filing, prosecution and/or maintenance, desires to cease the prosecution or the maintenance of any such Patent Rights in or outside the Territory), then GSK will notify Millennium of such election with at least [**] days' prior written notice, identifying the specific Patent Rights to which such election pertains and Millennium will be entitled to file, prosecute and/or maintain such Patent Rights in or outside the Territory in the name of Millennium, GSK, or both GSK and Millennium, as the case may be.

                (c) GSK shall reimburse Millennium for all Intellectual Property Costs incurred by Millennium with respect to the activities related to Patent Rights in the Territory described in Section 9.2(a) and 9.5 hereof. GSK shall reimburse Millennium for all such Intellectual Property Costs within [**] days after receiving an invoice from Millennium for such Intellectual Property Costs accompanied by reasonable substantiation thereof.

                (d) Each Party agrees to, and will ensure that its employees will cooperate with, and comply with all reasonable requests of the other with respect to the preparation, filing, prosecution and maintenance of patents and patent applications pursuant to this Section 9.2. The Party responsible for preparing, filing, prosecuting and/or maintaining such Patent Rights will provide the other Party with advance copies (which may be in draft form) whenever possible of all material filings as well as copies of all material correspondence from the relevant patent office, in each case relating to such Patent Rights, and will consider in good faith all comments from such other Party relating to such filings and correspondence.

         Section 9.3.  THIRD PARTY INFRINGEMENT.

                (a) NOTICE. Each Party will promptly report in writing to the other Party during the Term any known or suspected (i) infringement of any of the Patent Rights which Cover the Licensed Product or (ii) unauthorized use of any of the Millennium Know-How, GSK Know-How, GSK Other Know-How or Joint Know-How of which such Party becomes aware, and will provide the other Party with all available evidence supporting such known or suspected infringement or unauthorized use.

                (b) INITIAL RIGHT TO PROTECT OR ENFORCE. Subject to Section 9.3(c) below and the provisions of any Third Party license agreement under which Millennium's rights in Millennium Patent Rights are granted, Millennium will have the first right to initiate a suit or take other appropriate action that it believes is reasonably required to protect or otherwise enforce the Millennium Intellectual Property and GSK Intellectual Property.

                (c) STEP-IN RIGHT. Subject to the provisions of any Third Party license agreement under which Millennium's rights in Millennium Patent Rights are granted, if Millennium fails to initiate a suit or take other appropriate action within [**] days after becoming aware of the basis for such suit or action in the Territory, then GSK may, in its discretion, provide Millennium with written notice of GSK's intent to initiate a suit or take other appropriate action in the Territory. If GSK provides such notice and Millennium fails to initiate a suit or take such other appropriate action within [**] days after receipt of such notice from GSK, then GSK will have the right to initiate a suit or take other appropriate action in the Territory that it believes is reasonably required to protect the Millennium Intellectual Property, the GSK Intellectual Property or the GSK Other Intellectual Property in the Territory.

                (d) CONDUCT OF CERTAIN ACTIONS; COSTS. The Party initiating suit will have the sole and exclusive right to select counsel for any suit initiated by it pursuant to Section 9.3(b) or 9.3(c). If required under applicable Law in order for the initiating Party to initiate and/or maintain such suit, the other Party will join as a party to the suit. Such other Party will offer reasonable assistance to the initiating Party in connection therewith at no charge to the initiating Party except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance. The initiating Party will assume and pay all of its own out-of-pocket costs incurred in connection with any litigation or proceedings initiated by it pursuant to Sections 9.3(b) and 9.3(c), including the fees and expenses of the counsel selected by it. The other Party will have the right to participate and be represented in any such suit by its own counsel at its own expense. Neither Party will settle or compromise any suit or action without the consent of the other Party, which consent will not be unreasonably withheld.

                (e) RECOVERIES. With respect to any suit or action referred to in Sections 9.3(b) and 9.3(c), any recovery obtained as a result of any such proceeding, by settlement or otherwise, will be applied in the following order of priority:

                    (i) first, the Parties will be reimbursed for all costs incurred in connection with such proceeding paid by the Parties and not otherwise recovered [**] in the Territory; and

                    (ii) second, any remainder will be paid [**]% to the Party initiating suit and [**]% to the other Party.

         Section 9.4. CLAIMED INFRINGEMENT. If a Party becomes aware of, or as of the Effective Date is aware of, (a) any claim alleging infringement of the intellectual property rights of a Third Party by the practice by either Party of Millennium Intellectual Property, GSK Intellectual Property or GSK Other Intellectual Property in the Development, Manufacture or Commercialization of the Licensed Product, (b) any patent nullity actions brought against or threatened to be brought against Millennium Intellectual Property, GSK Intellectual Property and GSK Other Intellectual Property, (c) any declaratory judgment actions brought against or threatened to be brought against Millennium Intellectual Property, GSK Intellectual Property or GSK Other Intellectual Property, or (d) any alleged misappropriation of Third Party intellectual property by the practice by either Party of Millennium Intellectual Property in the Development, Manufacture or Commercialization of the Licensed Product, such Party will promptly notify the other Party.

         Section 9.5. PATENT TERM EXTENSIONS. The Parties will cooperate with each other in gaining patent term extensions (including those extensions available under the Supplementary Certificate of Protection of Member States of the European Union and other similar measures in any other country) wherever applicable to Patent Rights in the Territory Controlled by either Party that Cover the Licensed Product. The Parties will, if necessary and appropriate, use commercially reasonable efforts to agree upon a joint strategy relating to patent term extensions, but, in the absence of mutual agreement with respect to any extension issue in the Territory, the patent and/or the claims of the patent will be selected on the basis of the scope, enforceability and remaining term of the patent in the relevant country or region. All filings for such extensions will be made by the Party Controlling such patent or, in the case of Joint Patent Rights Covering the Licensed Product, by Millennium.

         Section 9.6. PATENT MARKING. GSK agrees to comply with the patent marking statutes in each country in which the Licensed Product is sold by GSK, its Affiliates, sublicensees and/or distributors.

         Section 9.7.  TRADEMARKS.

                (a) Each Party and its Affiliates will retain all right, title and interest in and to its and their respective corporate names and logos.

                (b) The Licensed Product will be promoted and sold, in accordance with the provisions of this Agreement, in the Territory under the INTEGRILIN(R) mark unless the INTEGRILIN(R) mark cannot be legally used to promote and sell the Licensed Product in a country in the Territory, in which case an alternative product trademark proposed by GSK and approved by the Steering Committee will be used in such country. Such alternative product trademark will thereafter be deemed to be a "GSK Product Trademark" for the purposes of this Agreement. Subject to Article XII, GSK (or its local Affiliate, as appropriate) will own and retain all rights to the GSK Product Trademarks, and all goodwill associated therewith in the Territory. Millennium (or its local Affiliate, as appropriate) will own and retain all rights to the GSK Product Trademarks, and all goodwill associated therewith outside the Territory.

                (c) GSK will comply, and will cause its Affiliates and designees to comply, strictly with Millennium's trademark style and commercially reasonable usage standards that Millennium communicates to GSK from time to time in connection with GSK's use of the Product Trademarks. GSK will at its own expense, at the request of Millennium from time to time, submit to Millennium for approval a reasonable number of production samples of the Licensed Product, related packaging materials and Promotional Materials, in both written and electronic forms. If Millennium reasonably objects to the usage of the Product Trademark(s) or GSK Product Trademark(s) in connection with any sample, it will give written notice of such objection to GSK within [**] days of receipt by Millennium of such sample, specifying the way in which such usage of its Product Trademark(s) or GSK Product Trademark(s) fails to meet the style, usage or quality standards for the Licensed Product or Promotional Materials set forth in the first sentence of this Section 9.7(c), and GSK will cease sale and distribution of any units of the Licensed Product or Promotional Materials that fail to meet the style, usage or quality standards in the same manner as the sample objected to by Millennium as soon as commercially practicable so long as supply of the Licensed Product is not disrupted. GSK will remedy the failure and submit further samples to Millennium for approval. Millennium will cooperate with GSK to insure that issues related to Product Trademark(s) and GSK Product Trademark(s) do not compromise the supply or distribution chain of the Licensed Product. In addition, GSK will: (i) use the GSK Product Trademark(s) and the Product Trademark(s) in compliance with all relevant Laws and regulations; and
(ii) not modify any of the GSK Product Trademark(s) and the Product Trademark(s) in any way and not use any GSK Product Trademark or Product Trademark on or in connection with any goods or services other than the Licensed Product in the Territory.

                (d) In no event will GSK: (i) establish, operate, sponsor or contribute content to any site on the Internet which incorporates the word "INTEGRILIN," any of Millennium's trademarks, service marks or trade names (the "Millennium Trademarks") or any variation or part of such word or Millennium Trademark as its URL address or any part of such address; (ii) register any domain name which incorporates the word "INTEGRILIN" or Millennium Trademarks;
(iii) register any Millennium Trademarks or any trademarks, service marks or trade names that are confusingly similar to any of the word "INTEGRILIN" or Millennium Trademarks; (iv) form (or change the name of) any corporation or other entity under or to a name which incorporates any of the word "INTEGRILIN" or Millennium Trademarks; or (v) at any time during or after the Term, in order to attract visitors to any site on the Internet, (A) use "INTEGRILIN," any Millennium Trademark or any variation or part thereof as a meta-tag or invisible text or on any unused frame or bridge page, (B) purchase "INTEGRILIN," any Millennium Trademark or any variation or part thereof as a search term from any search engine; or (C) engage in any other practice designed to direct web browsers using search engines to different web pages or versions of web pages than the pages corresponding to search terms entered by the user (including "bridge pages," "cloaking" or "pagejacking").

                (e) Should GSK have an interest in the inclusion of a specific reference to the Product Trademarks on the content of a site on the internet Controlled by GSK, it will notify Millennium. GSK will provide detailed information on the proposed location and use of the Product Trademark. The Parties agree to discuss the details of such proposed use and review its compliance with all applicable Laws. If the Parties mutually agree on such specific use of the Product Trademark, then GSK will implement such use, subject to this Section 9.7. If the Parties do not mutually agree on the proposed use of the Product Trademark by GSK, then GSK will not implement the proposed reference to the Product Trademark. Any modification or alteration to the agreed upon reference to the Product Trademark will be considered a new specific reference to the Product Trademark and the proposed modification or alteration thus not allowed without review and mutual approval by the Parties in accordance with the terms of this Section 9.7(e).

                (f) Millennium will use commercially reasonable efforts to establish, maintain and enforce the Product Trademark(s) and the GSK Product Trademark(s) during the Term in all countries in the Territory where such Product Trademark(s) and GSK Product Trademark(s) are registered as of the Effective Date, a listing of which is attached hereto as EXHIBIT D. If Millennium elects not to undertake to establish, maintain and enforce the Product Trademark(s) and the GSK Product Trademark(s) during the Term in any country in the Territory (or, after commencement of such establishment, maintenance and/or enforcement, desires to cease such prosecution, maintenance or enforcement in such country of the Territory), then Millennium will notify GSK of such election and GSK will be entitled to establish, maintain and enforce the Product Trademark(s) and the GSK Product Trademark(s) in such country of the Territory. Irrespective of which Party has the right to establish, maintain, or enforce the Product Trademark(s) and the GSK Product Trademark(s) during the Term in the Territory, GSK will be responsible for [**]% of the costs of establishment, maintenance and enforcement efforts for the Licensed Product in the Territory and GSK will reimburse Millennium for all such costs incurred by Millennium within [**] days after receiving an invoice from Millennium for such costs, accompanied by reasonable substantiation thereof.

                (g) If either Party becomes aware of any infringement of any Product Trademark or GSK Product Trademark by a Third Party, such Party will promptly notify the other Party and the Parties will consult with each other and jointly determine the best way to prevent such infringement, including by the institution of legal proceedings against such Third Party.

                                   ARTICLE X

                          CONFIDENTIALITY AND PUBLICITY

         Section 10.1. CONFIDENTIAL INFORMATION. During the Term and for a period of [**] years after any termination or expiration hereof, each Party agrees to keep in confidence and not to disclose to any Third Party, or use for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, any Confidential Information of the other Party. The Parties will use commercially reasonable efforts, consistent with reasonable business practices, to (x) label or identify as "CONFIDENTIAL", at the time of disclosure, or by written notice to the other Party, within thirty (30) days following such disclosures, Confidential Information which is disclosed in writing or other tangible form, and (y) reduce to writing or other tangible form and similarly label, within thirty (30) days of disclosure, Confidential Information which is disclosed verbally. The terms of this Agreement will be considered Confidential Information hereunder. The restrictions on the disclosure and use of Confidential Information set forth in the first sentence of this Section 10.1 will not apply to any Confidential Information that:

                (a) was known by the receiving Party prior to disclosure by the disclosing Party hereunder (as evidenced by the receiving Party's written records or other competent evidence);

                (b) is or becomes part of the public domain under circumstances involving no breach of this Agreement;

                (c) is disclosed to the receiving Party by a Third Party who had a legal right to make such disclosure without restrictions for the benefit of the disclosing Party; or

                (d) is independently developed by personnel of the receiving Party who did not have access to the Confidential Information (as evidenced by the receiving Party's written records or other competent evidence).

The foregoing notwithstanding, if either Party is required (as reasonably determined by its legal counsel) by regulation, Law or legal process, including without limitation by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or Nasdaq, to disclose the existence of this Agreement and/or any information related to the terms and conditions of this Agreement, such Party will provide prior written notice of such intended disclosure to the other Party, which notice will include a copy of the proposed disclosure. Upon receipt of such notice, the other Party will have a reasonable period to review and comment on the proposed disclosure (not to exceed five (5) Business Days), and the Party required to disclose will in good faith consider any changes or modifications to the proposed disclosure requested by the other Party. In the event that the legal requirements compelling such disclosure will not reasonably allow for a review period of five (5) Business Days, the notice provided by the Party required to disclose will specify a shorter period for review (of not less than one (1) Business Day) necessary under such circumstances. The Party legally required to disclose will use commercially reasonable efforts to obtain confidential treatment (to the extent available) of the Confidential Information proposed to be disclosed, and will disclose only such Confidential Information of the other Party as is required to be disclosed in order to comply. In addition, either Party may disclose to bona fide potential investors, lenders and acquirors/acquirees, and to such Party's consultants and advisors, the existence and terms of this Agreement only if and to the extent necessary in connection with a proposed equity or debt financing of such Party, or a proposed acquisition, merger or other similar business combination, so long as such recipients are bound in writing to maintain the confidentiality of such information in accordance with the terms of this Agreement.

         Section 10.2. EMPLOYEE, CONSULTANT AND ADVISOR OBLIGATIONS. Each Party agrees that it and its Affiliates will provide or permit access to Confidential Information received from the other Party and such Party's Affiliates and representatives only to the employees, consultants, advisors and permitted subcontractors, sublicensees, distributors and sub-distributors of the receiving Party and its Affiliates, who in such Party's reasonable judgment have a need to know such Confidential Information to assist the receiving Party with the activities contemplated by this Agreement and who are subject to contractual obligations of confidentiality and non-use with respect to such Confidential Information similar to the obligations of confidentiality and non-use of the receiving Party pursuant to Section 10.1; provided, that Millennium and GSK will each remain responsible for any failure by its Affiliates, and its and its Affiliates' employees, consultants, advisors and permitted subcontractors, sublicensees, distributors and sub-distributors, to treat such Confidential Information as required under Section 10.1 (as if such Affiliates, employees, consultants, advisors and permitted subcontractors, sublicensees, distributors and sub-distributors were Parties directly bound by the requirements of Section 10.1).

         Section 10.3. PUBLICITY. Upon the execution of this Agreement, Millennium and GSK will issue a mutually agreed press release regarding the subject matter of this Agreement. After such initial press release, neither Party will issue a press release or public announcement relating to the Licensed Product in the Territory or this Agreement without the prior written approval of the other Party, which approval will not be unreasonably withheld, except that a Party may (a) issue such press release or public announcement if the contents of such press release or public announcement have previously been made public other than through a breach of this Agreement by the issuing Party and (b) issue such a press release or public announcement if required by applicable Law, in each case under clause (a) and (b) after first notifying the other Party of such planned press release or public announcement at least three (3) Business Days in advance of issuing such press release or making such public announcement (or, with respect to press releases and public announcements made pursuant to the foregoing clause (b), with as much advance notice as possible under the circumstances if it is not possible to provide notice at least three (3) Business Days in advance) for the sole purpose of allowing the other Party to review the proposed press release or public announcement for the inclusion of Confidential Information, provided, that, the Party subject to the requirement will include in such press release or public announcement made pursuant to the foregoing clause (b) only such information relating to the Licensed Product or this Agreement as is required by such applicable Law.

         Section 10.4. PUBLICATIONS. Subject to the restrictions provided below, GSK may publish or present the results of Development carried out on the Licensed Product in the Territory, subject to prior review by Millennium for patentability and protection of Millennium's Confidential Information. GSK will provide Millennium any proposed abstracts, manuscripts or summaries of presentations that cover the results of Development of the Licensed Product at least thirty (30) days' prior to its proposed submission for publication or presentation. Millennium will designate a person or persons who will be responsible for reviewing such publications. Such designated person will respond in writing promptly and in no event later than thirty (30) days after receipt of the proposed material with either approval of the proposed material or a specific statement of concern, based upon either the need to seek patent protection or concern regarding competitive disadvantage arising from the proposal. If Millennium expresses such a concern, GSK agrees not to submit such publication or to make the presentation that contains such information until Millennium is given a reasonable period of time (not to exceed ninety (90) days) to seek patent protection for any material in such publication or presentation that it believes is patentable or to resolve any other issues, and GSK will remove any Confidential Information of Millennium from the publication if requested by Millennium. With respect to proposed abstracts, manuscripts or summaries of presentations by investigators (including results of Investigator Sponsored Clinical Studies) or other Third Parties (other than Schering), such materials will be subject to review under this Section 10.4 to the extent that GSK has the right and ability (after using Commercially Reasonable Efforts) to do so.

                                   ARTICLE XI

       REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS; INDEMNIFICATION

         Section 11.1. REPRESENTATIONS AND WARRANTIES OF MILLENNIUM. Millennium hereby represents and warrants to GSK that, as of the Effective Date:

                (a) Millennium is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Millennium. This Agreement has been duly executed and delivered by Millennium and constitutes the valid, binding and enforceable obligation of Millennium, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other Laws affecting creditors' rights generally from time to time in effect and to general principles of equity.

                (b) Millennium is not subject to, or bound by, any provision of:

                    (i) any articles or certificates of incorporation or by-laws;

                    (ii) any mortgage, deed of trust, lease, note, shareholders' agreement, bond, indenture, license, permit, trust, custodianship, or other instrument, contract, agreement or restriction; or

                    (iii) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator;

that would prevent, or be violated by, or under which there would be a default as a result of, nor is the consent of any person required for, the execution, delivery and performance by Millennium of this Agreement and the obligations contained herein, including without limitation, the grant to GSK of the licenses described in Article VII hereof.

                (c) Millennium is the exclusive owner of all right, title and interest in, or is a licensee of the Millennium Patent Rights listed on EXHIBIT I pertaining to the composition of matter and use of the Compound. To the best of Millennium's knowledge, the issued claims in the patents listed on EXHIBIT I are valid and enforceable, and the patent applications have been duly filed.

                (d) To the best of Millennium's knowledge, neither the Manufacture, Development nor Commercialization of the Compound or Licensed Product in the Territory as currently being manufactured or commercialized infringes upon any Third Party's valid patents or constitutes a misappropriation of a Third Party's trade secrets or other intellectual property rights. For purposes of this Section 11.1(d) and Section 11.1(e) below, the phrase "to the best of Millennium's knowledge" means the actual knowledge of the attorneys in Millennium's legal department and the members of Millennium's corporate management team.

                (e) To the best of Millennium's knowledge, in the Territory, there is no Third Party infringing any of the Millennium Patent Rights or misappropriating Millennium Know-How in derogation of the rights granted to GSK in this Agreement with respect to the Compound and Licensed Product.

                (f) Except as set forth in EXHIBIT E attached hereto, to the best of Millennium's knowledge, there is no interference action or litigation pending or any communication which threatens interference action, or other litigation before any patent and trademark office, court, or any other governmental entity in any jurisdiction in regard to the Patent Rights.

                (g) To the best of Millennium's knowledge, after inquiry of, and representation from, Schering, there are no material contracts for the Commercialization of the Licensed Product to be assigned to GSK in connection with the transfer of Regulatory Approvals hereunder.

                (h) With regard to the Schering/Millennium European Agreement, it has been fully executed and delivered by each of Schering and Millennium, such agreement has not been amended and a correct redacted copy of such agreement is attached hereto as EXHIBIT B-2.

                (i) To the best knowledge of Millennium, Millennium is not in material breach or default of the Schering/Millennium European Agreement and no event has occurred which with notice or lapse of time would constitute a material breach or default thereof by Millennium. To the best knowledge of Millennium, Schering is not in breach of the Schering/Millennium European Agreement, provided that this representation does not apply to Schering's performance under the Schering Collaboration Agreement.

                (j) Millennium has not, and to the best knowledge of Millennium, no other party has received notice of default under the Schering/Millennium European Agreement.

                (k) Millennium is the sole and exclusive owner of all right, title and interest in and to the Product Trademarks listed on EXHIBIT D existing as of the Effective Date. To the best of Millennium's knowledge, such Product Trademarks are free and clear of any liens, charges and encumbrances in those countries in the Territory for which they are registered.

                (l) EXISTING THIRD PARTY AGREEMENTS. To the best of its knowledge, prior to the Effective Date, Millennium has provided GSK with redacted copies of the Existing Third Party Agreements in effect as of the Effective Date. To the best of Millennium's knowledge, such agreements remain in full force and effect as of the Effective Date. To the best of its knowledge, as of the Effective Date, Millennium is in compliance in all material respects with the terms of the Existing Third Party Agreements to which Millennium is a party and shall use commercially reasonable efforts not to take or omit to take any actions that would constitute a breach of the Existing Third Party Agreements or enter into any amendment to any Existing Third Party Agreement to which Millennium is a party, which breach or amendment would be reasonably likely to have a material adverse effect on GSK's rights to Develop, Manufacture or Commercialize the Licensed Product in the Territory.

                (m) As of the Effective Date, Millennium has not granted, and will not grant during the term of this Agreement, any right, license or interest in or to the Millennium Intellectual Property that is in material conflict with the rights or licenses granted to GSK under this Agreement.

                (n) The information contained on EXHIBIT J hereto (INTEGRILIN Sales Information) has been furnished by Schering and, based on a representation from Schering, it is accurate, truthful and complete, and, to the best of Millennium's knowledge, Millennium has no reason to believe that such information is not accurate, truthful or complete.

                (o) Millennium has [**].

         Section 11.2. REPRESENTATIONS OF GSK. GSK represents and warrants to Millennium that, as of the Effective Date:

                (a) GSK is a corporation duly incorporated, validly existing and in good standing under the laws of England with the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of GSK. This Agreement has been duly executed and delivered by GSK and constitutes the valid, binding and enforceable obligation of GSK, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general principles of equity.

                (b) GSK is not subject to, or bound by, any provision of:

                    (i) any articles or certificates of incorporation or by-laws;

                    (ii) any mortgage, deed of trust, lease, note, shareholders' agreement, bond, indenture, license, permit, trust, custodianship, or other instrument, contract, agreement or restriction, or

                    (iii) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator;

that would prevent, or be violated by, or under which there would be a default as a result of, nor is the consent of any person required for, the execution, delivery and performance by GSK of this Agreement and the obligations contained herein, including without limitation, the grant to Millennium of the licenses described in Article VII hereof.

                (c) GSK represents and warrants to Millennium that, as of the Effective Date, there is no GSK Other Intellectual Property.

         Section 11.3. COVENANT REGARDING THIRD PARTY AGREEMENTS. Millennium covenants and agrees that: (a) it will perform its material obligations and responsibilities under the Existing Third Party Agreements, including but not limited to the Schering/Millennium European Agreement; (b) it will use commercially reasonable efforts to avoid taking any action or omitting to take any action that could constitute a material breach of its obligations under the Existing Third Party Agreements; and (c) it will promptly notify GSK if it receives a notice of default under any Existing Third Party Agreement that could trigger termination of such Existing Third Party Agreement.

         Section 11.4. EXCLUSIVITY COVENANT. Neither Party will, alone or in collaboration with others, Commercialize any Competing Product, directly or indirectly, in the Territory for a period of [**] years from the Effective Date, unless during such [**] period [**] the Licensed Product pursuant to Section 6.3, in which case the period shall be [**]. If a Party would violate the provisions of this Section 11.4 as a result of a merger, acquisition or combination with a Third Party, then such Party will, within [**] after the completion of such merger, acquisition or combination, either (a) [**] if such Party is either Millennium or GSK, or (b) [**] if the Party is GSK.

         Section 11.5. COMPLIANCE WITH LAWS. Each Party covenants and agrees to comply with all Laws applicable to such Party with respect to the Development, Manufacture and Commercialization of the Licensed Product in their respective territory.

         Section 11.6. NO WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY, AND EACH PARTY HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO THE COMPOUND AND THE LICENSED PRODUCT. NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION OF THE LICENSED PRODUCT PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL OR THAT ANY PARTICULAR SALES LEVEL WITH RESPECT TO THE LICENSED PRODUCT WILL BE ACHIEVED.

         Section 11.7. NO DEBARMENT. As of the Effective Date, neither Party nor any of its Affiliates or employees responsible for (or in the case of GSK to be responsible for) the Development, Manufacture or Commercialization of the Licensed Product in or for the Territory has been debarred or is subject to debarment. During the Term neither Party nor any of its Affiliates will use in any capacity, in connection with the Development, Manufacture or Commercialization of the Licensed Product in the Territory, any person who has been debarred pursuant to Section 306 of the United States Federal Food, Drug, and Cosmetic Act, or who is the subject of a conviction described in such section. Each Party agrees to inform the other Party in writing immediately if it or any person who is performing services hereunder is debarred or is the subject of a conviction described in Section 306, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of such Party's knowledge, is threatened, relating to the debarment or conviction of such Party or any person used in any capacity by such Party or any of its Affiliates in connection with the Development, Manufacture or Commercialization of the Licensed Product in or for the Territory.

         Section 11.8. INDEMNIFICATION.

                (a) INDEMNIFICATION BY MILLENNIUM. Millennium will defend, indemnify and hold harmless GSK, its Affiliates and their respective directors, officers, employees and agents (collectively, the "GSK Indemnified Parties"), from, against and in respect of any and all Losses involving a claim or Action brought by a Third Party, incurred or suffered by, or asserted against, the GSK Indemnified Parties or any of them resulting directly or indirectly from (i) any material breach of, or material inaccuracy in, any representation or warranty made by Millennium in this Agreement, or (ii) any material breach or material violation of any covenant or agreement of Millennium (including, but not limited to, under this Section 11.8) in or pursuant to this Agreement.

                (b) INDEMNIFICATION BY GSK. GSK will defend, indemnify and hold harmless Millennium, its Affiliates and their respective directors, officers, employees and agents (collectively, the "Millennium Indemnified Parties"), from, against and in respect of any and all Losses involving a claim or Action brought by a Third Party, incurred or suffered by, or asserted against, the Millennium Indemnified Parties or any of them, resulting directly or indirectly from (i) any material breach of, or material inaccuracy in, any representation or warranty made by GSK in this Agreement, or (ii) any material breach or material violation of any covenant or agreement of GSK (including, but not limited to, under this Section 11.8) in or pursuant to this Agreement.

                (c) OTHER ACTIONS.

                    (i) Millennium will defend, indemnify and hold harmless the GSK Indemnified Parties from, against and in respect of any and all Losses involving a claim or Action (including product liability claims in tort, contract, strict liability or any other theory of liability) brought by a Third Party incurred or suffered by, or asserted against, the GSK Indemnified Parties or any of them directly or indirectly relating to the Licensed Product resulting, directly or indirectly, from: (A) the Development or Commercialization of the Licensed Product outside the Territory by Millennium, Schering, their Affiliates, sublicensees or distributors, except and to the extent caused by the gross negligence or willful misconduct of, or violation of Law by, GSK or any of the other GSK Indemnified Parties in connection with pharmacovigilance activities pursuant to the Reporting Agreement among the Parties and Schering as set forth in Section 5.12, (B) the Development or Commercialization of the Licensed Product in a given country of the Territory prior to the completion of the Transition Period for such country, (C) the Manufacture of the Licensed Product (to the extent performed by Millennium) in or for a given country of the Territory prior to the completion of the Transition Period for such country, or (D) activities after the Effective Date with respect to the Development of the Licensed Product in the Territory by Millennium or Schering, including but not limited to clinical trials conducted by Millennium, Schering, their Affiliates, sublicensees, contractors, agents or distributors or any other Third Party licensee thereof, except and to the extent caused by the negligence or willful misconduct of, or violation of Law by, GSK or any of the other GSK Indemnified Parties in connection with the use by Millennium or its sublicensee of Licensed Product Manufactured by GSK in such Development activities.

                    (ii) GSK will defend, indemnify and hold harmless the Millennium Indemnified Parties from, against and in respect of any and all Losses involving a claim or Action (including product liability claims in tort, contract, strict liability or any other theory of liability) brought by a Third Party incurred or suffered by, or asserted against, the Millennium Indemnified Parties or any of them resulting, directly or indirectly, from the Development, Commercialization or Manufacture (to the extent actually performed by GSK) of the Licensed Product in a given country of the Territory by GSK after the completion of the Transition Period for such country, except to the extent caused by the gross negligence or willful misconduct of, or violation of Law by, Millennium, Schering, its Affiliates, agents or sublicensees or any of the other Millennium Indemnified Parties. GSK will not, however, defend, indemnify or hold harmless the Millennium Indemnified Parties from, against and in respect of any and all Losses involving a claim or Action (including product liability claims in tort, contract, strict liability or any other theory of liability) brought by a Third Party incurred or suffered by, or asserted against, the Millennium Indemnified Parties or any of them to the extent such Losses result, directly or indirectly, from (A) the Development or Commercialization of the Licensed Product outside the Territory, (B) the Commercialization of the Licensed Product in a given country of the Territory prior to the completion of the Transition Period for such country, (C) Millennium's, Schering's or any Third Party Licensee's (of either Millennium or Schering) activities with respect to the Development of the Licensed Product in a given country in the Territory prior to[**]and after the completion of the Transition Period for such country, or (D) the Manufacture of the Licensed Product, except to the extent Manufacturing is performed by GSK.

                    (iii) GSK will defend, indemnify and hold harmless the Schering Indemnified Parties from, against and in respect of any and all Losses involving a claim or Action (including product liability claims in tort, contract, strict liability or any other theory of liability) brought by a Third Party incurred or suffered by, or asserted against, the Schering Indemnified Parties or any of them resulting, directly or indirectly, from (1) the Development, Commercialization or Manufacture (performed by GSK) of the Licensed Product in the Territory after the completion of the Transition Period, on a country-by-country basis, or (2) any co-promotion activities conducted by GSK pursuant to Section 5.2(b) during the period of time commencing on the Effective Date and ending upon completion of the Transition Period, except in each case to the extent caused by the gross negligence or willful misconduct of, or violation of Law by, Schering or any of the other Schering Indemnified Parties. GSK will not, however, defend, indemnify or hold harmless the Schering Indemnified Parties from, against and in respect of any and all Losses involving a Third Party products liability claim or Action incurred or suffered by, or asserted against, the Schering Indemnified Parties or any of them to the extent such Losses result, directly or indirectly, from (A) the Development or Commercialization by non-GSK parties of the Licensed Product in the Territory prior to the completion of the Transition Period, on a country-by-country basis,
(B) the Development or Commercialization of the Licensed Product outside the Territory, (C) Schering's activities with respect to the Development of the Licensed Product in the Territory prior to the Effective Date, and after the Effective Date (as permitted by this Agreement), or (D) the Manufacture of the Licensed Product, except to the extent Manufacturing is performed by GSK.

                (d) INDEMNIFICATION UNDER THE SUPPLY AGREEMENT. The Parties agree that claims or Actions involving Third Party products liability claims (whether in tort, contract, strict liability or any other theory of liability) related to the Manufacture of the Licensed Product pursuant to the Supply Agreement will be addressed in the Supply Agreement.

                (e) CLAIMS FOR INDEMNIFICATION.

                    (i) A person entitled to indemnification under this Section
11.8 (an "Indemnified Party") will give prompt written notification to the person from whom indemnification is sought (the "Indemnifying Party") of the commencement of any action, suit or proceeding relating to a Third Party or Governmental Authority claim for which indemnification may be sought or, if earlier, upon the assertion of any such claim by a Third Party or Governmental Authority (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a Third Party or Governmental Authority claim as provided in this Section 11.8 will not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually prejudiced as a result of such failure to give notice).

                    (ii) Within [**] days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume control of such defense, the Indemnified Party will control such defense.

                    (iii) The Party not controlling such defense may participate therein at its own expense; provided, that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the Indemnifying Party will be responsible for the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith; provided further, however, that in no event will the Indemnifying Party be responsible for the fees and expenses of more than one counsel in any one jurisdiction for all Indemnified Parties.

                    (iv) The Party controlling such defense will keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and will consider recommendations made by the other Party with respect thereto.

                    (v) The Indemnified Party will cooperate fully with the Indemnifying Party and its legal counsel (including the provision of testimony or documents) with respect to the defense or settlement of any such action, suit, proceeding or claim.

                    (vi) The Indemnified Party will not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party, which will not be unreasonably withheld. The Indemnifying Party will not agree to any settlement of such action, suit, proceeding or claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld.

         Section 11.9. INSURANCE. Each Party will maintain insurance, including product liability insurance, with respect to its activities or obligations hereunder. Such insurance will be in such amounts and subject to such deductibles as the Parties may agree based upon standards prevailing in the industry at the time, provided, that, as of the Effective Date, each Party will maintain a minimum of Twenty Million Dollars ($20,000,000) in product liability insurance. Notwithstanding the preceding two sentences, either Party may satisfy its obligations hereunder through reasonable self-insurance to the same extent. A Party will name the other Party as an additional insured on any policies it maintains pertaining to the Development, Manufacturing or Commercialization of the Licensed Product.

                                  ARTICLE XII

                              TERM AND TERMINATION

         Section 12.1. TERM. Unless terminated earlier in accordance with this
Article XII, this Agreement will commence on the Effective Date and will remain in force and effect until the later of (a) December 31, 2014, or (b) for as long as GSK continues to Commercialize the Licensed Product in any country in the Territory (the "Term"). Upon expiration or earlier termination of this Agreement, the licenses granted to GSK under Article VII will terminate.

         Section 12.2. TERMINATION FOR MATERIAL BREACH. Upon any material breach of this Agreement by a Party (the "Breaching Party"), the other Party (the "Non-Breaching Party") may terminate this Agreement by providing thirty (30) days' written notice to the Breaching Party if such material breach is a breach of a payment obligation, or sixty (60) days' written notice to the Breaching Party in the case of any other material breach. The termination will become effective at the end of the notice period unless the Breaching Party cures such breach during such notice period; provided, that the Non-Breaching Party may, by notice to the Breaching Party, designate a later date for such termination in order to facilitate an orderly transition of activities relating to the Licensed Product. Notwithstanding the foregoing,

                (a) if such breach, by its nature, is incurable, the Non-Breaching Party may terminate this Agreement immediately upon written notice to the Breaching Party;

                (b) if such breach (other than a payment breach), by its nature, is curable, but not within the applicable cure period, then such cure period will be extended if the Breaching Party provides an appropriate written plan for curing such breach to the Non-Breaching Party and uses commercially reasonable efforts to cure such breach in accordance with such written plan; provided that no such extension will exceed sixty (60) days without the consent of the Non-Breaching Party; and

                (c) if there is a good faith dispute as to whether performance has been made by either Party pursuant to this Agreement, the relevant cure period with respect thereto will be tolled pending resolution of such dispute in accordance with the applicable provisions of this Agreement.

         Section 12.3. TERMINATION BY GSK. GSK has the right to terminate this Agreement as set forth in this Section 12.3.

                (a) TERMINATION ARISING FROM GSK ELECTIVE DECISION TO DISCONTINUE COMMERCIALIZATION OF LICENSED PRODUCT PRIOR TO GENERIC Erosion. If based on a reasonable determination, the Commercially Reasonable Efforts to be undertaken by GSK for Development and Commercialization do not justify, in GSK's sole discretion, the continued Commercialization of the Licensed Product, then GSK may, upon written notice to Millennium, terminate this Agreement in the Territory as a whole; provided, however, that GSK [**]. In the event that GSK chooses to exercise its right of termination under this provision, [**]; provided, however, that in the event that GSK's decision not to continue the Commercialization of the Licensed Product is due to: (i) actions by a Government or Regulatory Agency that results in the [**] of the Licensed Product in the Major Market Countries by greater than [**] percent ([**]%), or (ii) actions by a Government or Regulatory Agency to [**] for the Licensed Product in the Major Market Countries, or (iii) [**] in connection with Commercialization [**] of the Licensed Product in the Territory [**] per cent ([**]%) [**], in each case, not directly or indirectly caused by the actions or inactions of GSK, then in such event GSK may terminate this Agreement [**].

                (b) TERMINATION BY GSK DUE TO GENERIC COMPETITION. In the event GSK elects to stop Commercializing the Licensed Product in the Major Market Countries after Generic Erosion has occurred pursuant to Section 8.5, which countries accounted for [**]percent ([**]%) or more of the total sales in the Territory [**], GSK will promptly send written notice to Millennium of such election and either Party will have the opportunity to terminate this Agreement.

                (c) TERMINATION BY GSK DUE TO COMPETING PRODUCT. If GSK elects to retain a Competing Product pursuant to Section 11.4 hereof, GSK will notify Millennium and [**] and this Agreement will terminate.

                (d) TERMINATION BY GSK FOR SAFETY ISSUES. GSK may unilaterally terminate this Agreement for the Territory as a whole if (i) the withdrawal of the Licensed Product from the market in the United States, or one or more of France, Germany, Italy, Spain or the United Kingdom for all indications and uses (other than compassionate uses requested or required by any Regulatory Authority) for health or safety reasons is ordered or required by the FDA, EMEA or other Regulatory Authority, or (ii) the Parties reasonably agree that there is a significant patient health or safety issue with respect to the Licensed Product which may lead to any of the events enumerated in the immediately preceding clause 12.3(d)(i).

                (e) TERMINATION UPON TERMINATION OF THE SUPPLY AGREEMENT. GSK may elect to terminate this Agreement for the Territory as a whole upon any termination of the Supply Agreement or the Future Supply Agreement.

                (f) TERMINATION BY GSK FOR DELAYED TRANSITION. In the event the Transition Activities and Processes listed on Exhibit H have not been completed by [**] and such lack of completion is not due to the gross negligence or willful misconduct of GSK, GSK may terminate this Agreement for the Territory as a whole [**] prior written notice to Millennium. During such notice period, upon Millennium's request, the Executive Officers for each Party will discuss the situation; provided, however, if the Transition Activities and Processes listed on Exhibit H have not been completed by [**], GSK may proceed with termination in its sole discretion. If GSK terminates this Agreement pursuant to this
Section 12.3(f) Millennium will [**] days of the date of termination.

         Section 12.4. CERTAIN RIGHTS AND OBLIGATIONS UPON TERMINATION. Without limiting any other legal or equitable remedies that either Party may have, if this Agreement is terminated by either Party pursuant to Article XII hereof, the following provisions will take effect as of the effective date of such termination:

                (a) GSK will, as soon as practicable, transfer to Millennium or Millennium's designee (i) possession and ownership of all governmental and regulatory correspondence, conversation logs, filings and approvals (including all Regulatory Approvals) relating to the Development, Manufacture or Commercialization of the Licensed Product in the Territory, (ii) copies of all data, reports, records and materials in GSK's possession or control relating to the Development, Manufacture or Commercialization of the Licensed Product in the Territory, including all non-clinical and clinical data relating to the Licensed Product, and (iii) all records and materials in GSK's possession or Control containing Confidential Information of Millennium;

                (b) GSK will appoint Millennium as GSK's and/or its Affiliates' agent for all Licensed Product-related matters involving Regulatory Authorities in the Territory;

                (c) in the event that this Agreement is terminated by GSK pursuant to Section 12.3(a), 12.3(b) or 12.3(d) above, if Millennium so requests, GSK will assign to Millennium any agreements with Third Parties relating solely to the Development, Manufacture or Commercialization of the Licensed Product to which GSK is a party to the extent permitted by the terms of such agreements;

                (d) GSK will, upon notice from Millennium, appoint Millennium or its designee as its exclusive distributor of the Licensed Product in the Territory, and grant Millennium or its designee the right to appoint sub-distributors;

                (e) at Millennium's option, GSK will, [**] with respect to the Licensed Product, [**] with respect to the Licensed Product for a period of up to [**] with respect to the Licensed Product, and (ii) [**] in the Territory for such[**] and, during such [**] period, GSK will diligently perform all transition activity necessary [**] at the end of such [**] period;

                (f) the licenses granted to GSK in Section 7.1 will terminate (except to the extent necessary to enable GSK to perform its obligations under this Section 12.4) and the licenses and rights granted to Millennium under
Section 7.2 and 7.3 will survive;

                (g) GSK will assign to Millennium all right, title and interest in the GSK Product Trademark(s) and all goodwill associated therewith;

                (h) if Millennium so requests, GSK will transfer to Millennium any agreements with Third Parties relating to the Development, Manufacture or Commercialization of the Licensed Product to which GSK is a party to the extent permitted under the terms of such agreements;

                (i) GSK will continue to fund all clinical Development activities initiated by GSK prior to the date of termination through completion;

                (j) GSK will at its cost, return to Millennium all inventory of Licensed Product in its possession as of the date of termination and make payment to Millennium for any Fill/Finished Product ordered by GSK pursuant to the Supply Agreement but not yet paid for at Millennium's election; provided, however, if Millennium elects for GSK to pay for Licensed Product, GSK will be permitted to take delivery and sell such Licensed Product subject to the payment terms of Article VIII hereof;

                (k) GSK will execute all documents and take all such further actions as may be reasonably requested by Millennium in order to give effect to the foregoing clauses (a) through (j); and

                (l) Until the earlier of (i) [**] or (ii) [**] this Agreement, GSK will Commercialize the Licensed Product in the Territory; provided, however, such Commercialization efforts by GSK will be consistent with (i) a level of activity appropriate for the commercial potential of the Licensed Product during the [**] period immediately preceding such notice of termination and (ii) the Parties efforts to transfer Commercialization of the Licensed Product to Millennium while preserving the commercial potential of the Licensed Product.

         Section 12.5. SURVIVAL. In the event of any expiration or termination of this Agreement, (a) all financial obligations hereunder owed as of the effective date of such expiration or termination will remain in effect and (b) the provisions set forth in Articles X, XI, XIII and XIV and in Sections 7.2(a), 7.3, 7.4, 7.8, 8.10 through 8.16, 9.1, 12.1, 12.3(a), 12.3(c), 12.3(d), 12.3(f),
12.4, and this 12.5 will survive any such expiration or termination.

                                  ARTICLE XIII

                    FINAL DECISION-MAKING; DISPUTE RESOLUTION

         Section 13.1. REFERRAL TO EXECUTIVE OFFICERS. In general the Parties will use good faith efforts to resolve matters at the Steering Committee by consensus. If for any reason the Steering Committee cannot resolve any matter properly referred to it pertaining to the Licensed Product in the Territory either Party may refer the matter to the Executive Officers for resolution. If after discussing the matter in good faith and attempting to find a mutually satisfactory resolution to the issue, the Executive Officers fail to come to consensus within [**] Business Days after the date on which the matter is referred to the Executive Officers (unless a longer period is agreed to in writing by the Executive Officers), the provisions of Sections 13.2 and 13.3 will apply and resolutions reached through such provisions will be binding on the Parties.

         Section 13.2. FINAL DECISION-MAKING AUTHORITY. If the Executive Officers fail to come to consensus on any matter referred to them within the period for resolution set forth in Section 13.1 (an "Unresolved Matter"), then the following provisions will apply:

                (a) GSK will have final decision-making authority with respect to Unresolved Matters with respect to the pricing or reimbursement of the Licensed Product in the Territory, [**] in the Territory in connection with the Development and Commercialization of the Licensed Product, the contents of the label for the Licensed Product in the Territory other than those contents related to patient safety, Promotional Materials and the Commercialization strategy, including those set forth in the Launch Plan and Annual Plan, for the Licensed Product in the Territory.

                (b) Millennium will have final decision-making authority with respect to Development activities where Millennium reasonably believes that conduct of the proposed Development activity [**] of the Licensed Product outside the Territory.

                (c) All other Unresolved Matters arising in connection with disputes under this Agreement, including but not limited to patient health or safety matters, financial provisions, diligence and any disputes regarding the Supplemental Plan will be handled pursuant to Section 13.3 hereof.

                (d) For purposes of clarity, Millennium will have final decision-making authority with respect to all matters arising in connection with the Development, Manufacture and Commercialization of the Licensed Product outside the Territory.

         Section 13.3. ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, in each case which is not subject to Section 13.1 or 13.2, shall be finally settled by binding arbitration conducted in the English language in Cambridge, Massachusetts under the commercial arbitration rules of the American Arbitration Association ("AAA"). The arbitration shall be conducted by a single arbitrator jointly appointed by the Parties; provided, HOWEVER, that if they cannot agree within thirty (30) days after the initiation of the arbitration, then the arbitrator shall be appointed by the President of the AAA. Disputes about arbitration procedure shall be resolved by the arbitrator. The arbitrator may proceed to an award notwithstanding the failure of either Party to participate in the proceedings. Discovery shall be limited to mutual exchange of documents relevant to the dispute, controversy or claim; depositions shall not be permitted unless agreed to by both Parties. The arbitrator shall be authorized to grant interim relief, including to prevent the destruction of goods or documents involved in the dispute, protect trade secrets and provide for security for a prospective monetary award. The limitations on liability set out in Section 14.10 hereof shall apply to an award of the arbitrator. Specifically, but without limitation, under no circumstances shall the arbitrator be authorized to award punitive or multiple damages. Any purported award of punitive or multiple damages or of other damages not permitted under
Section 14.10 hereof shall be beyond the arbitrator's authority, void, and unenforceable. The prevailing Party shall be entitled to an award of reasonable attorney fees incurred in connection with the arbitration in such amount as may be determined by the arbitrator. The award of the arbitrator shall be the sole and exclusive remedy of the Parties and shall be enforceable in any court of competent jurisdiction, subject only to revocation on grounds of fraud or clear bias on the part of the arbitrator. Notwithstanding this, application may be made to any court for a judicial acceptance of the award or order of enforcement. Notwithstanding anything contained in this Section 13.3 to the contrary, each Party shall have the right to institute judicial proceedings against the other Party or anyone acting by, through or under such other Party, in order to enforce the instituting Party's rights hereunder through reformation of contract, specific performance, injunction or similar equitable relief.

         Section 13.4. INTENDED THIRD PARTY BENEFICIARY.

                (a) The Parties intend that, effective on the Effective Date, GSK shall be deemed an intended third party beneficiary of the Schering/Millennium European Agreement, including, without limitation, with the right to enforce the terms of such agreement listed below in subsections (i),
(ii) and (iii), including but not limited to the representations, warranties and covenants of Schering stated in Article X of such agreement with respect to:

                    (i) Millennium's rights to Develop, Commercialize and Manufacture Licensed Products in the Territory under this Agreement;

                    (ii) Schering's obligations under Sections 3.2(c), 3.2(d), 3.3, 3.4, 4.3, 4.4, 5.1, 5.2, 5.3, 7.2 and 8.1 of the Schering/Millennium
European Agreement; and

                    (iii) Schering's indemnification obligations under Sections 11.2, 11.4 (last sentence only), and 11.5 of the Schering/Millennium European Agreement.

GSK's right to enforce such rights is permitted only in the manner provided in the dispute resolution provision of such agreement and are subject to compliance by Millennium and GSK with the terms and conditions, as applicable, of Sections 3.3, 5.1(b), 5.5, 7.3, 11.2(b), 11.3, 11.6(b), 11.7, 11.8, 11.9 and 11.10 of the
Schering/Millennium European Agreement. In addition, GSK agrees to be bound by
Section 12.3 of the Schering/Millennium European Agreement with regard to its enforcement of the terms of such agreement as an intended third party beneficiary, and to join or be joined by Schering or Millennium in any proceeding described in Section 12.3 of such agreement relevant to GSK. GSK agrees to be bound by the dispute resolution provisions of such agreement with regard to its enforcement of the terms of such agreements as an intended third party beneficiary, and to agree to join or be joined by Schering or Millennium in any proceeding described in the dispute resolution provisions of such agreements; PROVIDED HOWEVER, that GSK may enforce its rights as a third party beneficiary hereunder by going directly to dispute resolution under Section 12.3(b) of the Schering/Millennium European Agreement; provided, further that GSK will be permitted, in such instance in which GSK initiates such proceeding, to select, in lieu of Millennium, at least of one (1) of the three (3) arbitrators to decide such dispute if the AAA rules governing the dispute so provide and the parties each select one (1) arbitrator who then will select the third arbitrator. Millennium agrees that Millennium and Schering will not modify or amend the terms of the Schering/Millennium European Agreement with respect to the provisions set forth above in this Section 13.4(a) without the prior written consent of GSK, which consent shall not be unreasonably withheld. Millennium agrees that GSK may exercise its rights under this Agreement and its rights under the Schering/Millennium European Agreement independently.

                (b) The Parties intend that, effective on the Effective Date, the Schering Indemnified Parties, individually or collectively, shall be deemed intended third party beneficiaries of this Agreement with respect to GSK's indemnification obligations under Section 11.8(d)(iii) of this Agreement. Millennium agrees that GSK may exercise its rights under this Agreement and its rights under the Schering/Millennium European Agreement independently.

                                  ARTICLE XIV

                                  MISCELLANEOUS

         Section 14.1. CHOICE OF LAW. This Agreement shall be governed by and interpreted under, and any arbitration or court action in accordance with
Section 13.3 shall apply, the Law of the State of New York excluding: (a) its conflicts of laws principles; (b) the United Nations Conventions on Contracts for the International Sale of Goods; (c) the 1974 Convention on the Limitation Period in the International Sale of Goods (the "1974 Convention"); and (d) the Protocol amending the 1974 Convention, done at Vienna April 11, 1980.

         Section 14.2. ENGLISH TRANSLATIONS. GSK will provide Millennium with English translations of the documents and correspondence required to be submitted to Millennium under this Agreement by GSK that GSK produces for its own use.

         Section 14.3. NOTICES. Any notice or report required or permitted to be given or made under this Agreement by one of the Parties to the other will be in writing and will be deemed to have been delivered upon personal delivery on the same day, if sent via facsimile with confirming receipt on the same day (except if such notice is not sent on a Business Day, then on the next Business Day), or the next Business Day following deposit with a reputable overnight courier with confirming receipt as follows (or at such other addresses or facsimile numbers as may have been furnished in writing by one of the Parties to the other as provided in this Section 14.3):

                  If to Millennium:   Millennium Pharmaceuticals, Inc.
                                      40 Lansdowne Street
                                      Cambridge, Massachusetts 02139-4815
                                      U.S.A.
                                      Attention:  Chief Executive Officer
                                      Facsimile No.:  (617) 621-0264

                  With a copy to:     Millennium Pharmaceuticals, Inc.
                                      40 Lansdowne Street
                                      Cambridge, Massachusetts 02139-4815
                                      U.S.A.
                                      Attention:  General Counsel
                                      Facsimile No.:  (617) 374-0074

                  If to GSK:          Glaxo Group Limited
                                      Glaxo Wellcome House
                                      Berkeley Avenue
                                      Greenford, Middlesex
                                      England UB6 0NN

                                      Attention: The Company Secretary Facsimile
                                      Facsimile No.: 44 208 047 6905

                  With a copy to:     GlaxoSmithKline
                                      2301 Renaissance Boulevard
                                      King of Prussia, Pennsylvania  19406-2772

                                      Attention:  Vice President and Associate
                                                  General Counsel, Business
                                                  Development Transactions Team
                                      Facsimile No.: (610) 787-7084

         Section 14.4. SEVERABILITY. If, under applicable Law or regulation, any provision of this Agreement is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement (such invalid or unenforceable provision, a "Severed Clause"), the Parties will substitute, by mutual consent, a valid provision for Such Clause. In case such substitute valid provision cannot be agreed upon, the Severed Clause will not affect the validity of this Agreement as a whole.

         Section 14.5. CAPTIONS. All captions herein are for convenience only and will not be interpreted as having any substantive meaning.

         Section 14.6. INTEGRATION. This Agreement (including all Exhibits), together with the Supply Agreement, constitutes the entire agreement between the Parties hereto with respect to the subject matter of this Agreement and supersedes all previous agreements, whether written or oral. Notwithstanding the authority granted to the Steering Committee under this Agreement, this Agreement (not including the Exhibits hereto) may only be amended by a written agreement that refers to this Agreement that is signed by properly authorized representatives of each of Millennium and GSK. If there is a conflict between the Launch Plan, Annual Plan or Supplemental Plan and this Agreement, the terms of this Agreement will control.

         Section 14.7. INDEPENDENT CONTRACTORS; NO AGENCY. No employee or representative of a Party will have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party's written approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, GSK's legal relationship under this Agreement to Millennium will be that of independent contractor.

         Section 14.8. ASSIGNMENT; SUCCESSORS. Neither Millennium nor GSK may assign this Agreement in whole or in part, nor any rights hereunder, without the prior written consent of the other Party; provided that either Party may assign this Agreement to one of its Affiliates on the condition that the assigning Party will remain liable hereunder for the prompt payment and performance of all obligations of the assignee. Any assignment made other than in accordance with the immediately preceding sentence will be wholly void and invalid. This Agreement will be binding upon, and will inure to the benefit of, all permitted successors and assigns.

         Section 14.9. EXECUTION IN COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, will be deemed to be an original, and all of which counterparts, taken together, will constitute one and the same instrument even if both Parties have not executed the same counterpart. A signature on a copy of this Agreement by either Party by facsimile is binding upon the other Party as an original. Both Parties agree that a photocopy of such facsimile may also be treated by the Parties as an original.

         Section 14.10. NO CONSEQUENTIAL OR PUNITIVE DAMAGES. NEITHER PARTY HERETO WILL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE OR MULTIPLE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, OR FOR ANY LOSS OR INJURY TO A PARTY'S PROFITS OR GOODWILL ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 14.10 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY WITH RESPECT TO THIRD PARTY CLAIMS UNDER SECTION 11.8(a), 11.8(b) OR 11.8(c).

         Section 14.11. PERFORMANCE BY AFFILIATES. To the extent that this Agreement imposes obligations on Affiliates of a Party, such Party agrees to cause its Affiliates to perform such obligations. Either Party may use one or more of its Affiliates to perform its obligations and duties hereunder, provided that the Parties will remain liable hereunder for the prompt payment and performance of all their respective obligations hereunder.

         Section 14.12. PERFORMANCE BY SUBCONTRACTORS. Either Party may perform any of its rights and obligations under this Agreement through subcontractors. Such Party shall ensure that all of its subcontractors comply with, and perform its obligations in accordance with, the terms of this Agreement; provided, however, that the use of such subcontractors by such Party shall not relieve such Party of its respective obligations under this Agreement.

         Section 14.13. NO THIRD PARTY BENEFICIARIES. Except as expressly provided in Section 13.4(b) herein, nothing in this Agreement is intended to confer upon any other person other than the Parties hereto and their respective successors and permitted assigns, any benefit, right, or remedy under or by reason of this Agreement.

         Section 14.14. INTERPRETATIVE RULES. By executing this Agreement, both Parties acknowledge and accept that the final draft of this Agreement was reached by negotiation and mutual consent and this Agreement will be deemed drafted by both Parties and will not be interpreted against any one Party. All references in this Agreement to "including" or "include" will mean including without limitation. All references in this Agreement to a "day" which are not explicitly referred to as a Business Day, will mean a calendar day. In those instances herein where the words "will" or "shall" follow a reference to a Party hereto as part of a description of a Party's obligation, such obligations will be understood to be obligations that such Party is expected to fulfill in accordance with the terms of this Agreement.

         Section 14.15. FORCE MAJEURE. Except as otherwise expressly set forth in this Agreement, no Party shall be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including, without limitation, fire, floods, embargoes, shortages, epidemics, quarantines, war, acts of war, acts of terrorism, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any Regulatory Authority ("Force Majeure Event"). The Party affected by any Force Majeure Event shall promptly notify the other affected Parties, explaining the nature, details and expected duration thereof. Such Party shall also notify the other Parties from time to time as to when the affected Party reasonably expects to resume performance in whole or in part of its obligations hereunder, and notify the other Parties of the cessation of any such event. A Party affected by a Force Majeure Event shall use commercially reasonable efforts to remedy, remove or mitigate such event and the effects thereof with all reasonable dispatch. If a Party anticipates that a Force Majeure Event may occur, such Party shall notify the other Parties of the nature, details and expected duration thereof. Upon termination of the Force Majeure Event, the performance of any suspended obligation or duty shall promptly recommence.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, Millennium and GSK have caused this Agreement to be duly executed by their authorized representatives as of the date indicated above.

                                    MILLENNIUM PHARMACEUTICALS, INC.


                                    By:      /S/MARK LEVIN
                                        --------------------------------------
                                          Name:     MARK LEVIN
                                          Title: CHIEF EXECUTIVE OFFICER




                                    GLAXO GROUP LIMITED, d/b/a
                                    GLAXOSMITHKLINE


                                    By:       /S/RICHARD STEPHENS
                                          Name:     RICHARD STEPHENS
                                          Title:    ASSISTANT SECRETARY

                                    EXHIBIT A

                              COMPOUND DESCRIPTION

                                      [**]

                                   EXHIBIT B-1

                        SCHERING COLLABORATION AGREEMENT

[Filed separately as Exhibit 10.41 to Form10-Q as filed on 8/8/1995 and amended by Exhibit 10.33 to Form 10-K filed on 3/25/1999; Exhibit 10.35 to Form 10-K as filed 3/3/2000; Exhibit 10.1 to Form 10-Q filed 8/10/2000; Exhibits 10.1 and 10.2 to Form 10-Q filed 11/08/2000 and Exhibits 10.8, 10.9 and 10.10 to the Form 10-K filed 3/10/2004.]

                                   EXHIBIT B-2

                     SCHERING/MILLENNIUM EUROPEAN AGREEMENT

                       [Filed separately as Exhibit 10.2]

                                    EXHIBIT C

                 ONGOING DEVELOPMENT ACTIVITIES IN THE TERRITORY

Protocol #          Study Title              Country

  [**]                 [**]                   [**]

                                    EXHIBIT D

                               PRODUCT TRADEMARKS

COUNTRY           TRADEMARK       0.REG.DT     EXPIRES      AP OR REG #
-------           ---------       --------     -------      -----------

[**]               [**]            21OC1998     [**]           3696

[**]               [**]            11JL1996     [**]           165097

[**]               [**]            21SE1999     [**]           990957

[**]               [**]            12MY1998     [**]           8704

[**]               [**]            22AU1995     [**]           583053

[**]               [**]            24JA1997     [**]           29711

[**]               [**]            09OC1997     [**]           Z960308

[**]               [**]            29JL1997     [**]           202278

[**]               [**]            29SE1995     [**]           6470/95

[**]               [**]            09MY1997     [**]           23575

[**]               [**]            05MR1996     [**]           143327

[**]               [**]            09AU1995     [**]           95584237

[**]               [**]            09AU1995     [**]           2029753

[**]               [**]            03SE1997     [**]           6620

[**]               [**]            03SE1997     [**]           6621

[**]               [**]            26AP1996     [**]           39533178

[**]               [**]            19MR2001     [**]           125803

[**]               [**]            26AU1998     [**]           153433

[**]               [**]            28OC1997     [**]           1463/1997

[**]               [**]            28AP1995     [**]           170852

[**]               [**]            04DE1997     [**]           101797

[**]               [**]            23JL1997     [**]           719702

[**]               [**]            28FE2001     [**]           11272

[**]               [**]            28AP1997     [**]           3903

[**]               [**]            20FE1998     [**]           M39710

[**]               [**]            20FE1998     [**]           M39709

[**]               [**]            15DE1998     [**]           30491

[**]               [**]                                        39486

[**]               [**]            18AU1997     [**]           4938

[**]               [**]            31OC1996     [**]           177708

[**]               [**]            06OC1999     [**]           109031

[**]               [**]            06MY1996     [**]           309676

[**]               [**]            21MR1996     [**]           29239

[**]               [**]            31OC1997     [**]           157963

[**]               [**]            31OC1997     [**]           157964

[**]               [**]            25AP1997     [**]           9670467

[**]               [**]            21JA1999     [**]           184010

[**]               [**]            03MR2000     [**]           1981878

[**]               [**]            22MR1996     [**]           310560

[**]               [**]            24FE1997     [**]           435605

[**]               [**]            28OC1998     [**]           3330

[**]               [**]            25DE2000     [**]           5754

[**]               [**]            08FE1996     [**]           167597

[**]               [**]            15AU2000     [**]           15588

[**]               [**]            22JA1997     [**]           5876

                                    EXHIBIT E

                      CERTAIN EXCEPTIONS TO REPRESENTATIONS

Exceptions [**]:

[**]

                                    EXHIBIT F

                         EXISTING THIRD PARTY AGREEMENTS

[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]

                                    EXHIBIT G

                          PRICING REFERENCE INFORMATION

                                    [**]              [**]

                  [**]              [**]              [**]

                                    EXHIBIT H

                       TRANSITION ACTIVITIES AND PROCESSES

Under the Schering/Millennium European Agreement, Millennium has received the following assurances set forth in writing from Schering, of activities which Schering will perform to enable GSK to exercise the rights granted to GSK under the Agreement. Capitalized terms used herein but not defined herein will have the meaning set forth in the License Agreement.

1.     CONTACT INFORMATION

1.1. Schering shall provide all necessary contact information to enable GSK and Millennium to communicate with Schering to facilitate the transfers described in this Agreement, including, without limitation, a designated representative for manufacturing and regulatory, and a designated representative for each country in the Territory and for the Territory as a whole; all such representatives shall have appropriate knowledge and experience with the Licensed Product. Schering will ensure that these representatives provide GSK with all reasonable assistance they may need to accomplish the transfers to GSK described in the License Agreement including the performance of all obligations below.

2.     TRANSFER OF REGULATORY APPROVALS

2.1. Schering, in coordination with, and with the cooperation of GSK, will use commercially reasonable efforts to complete the Transfer of the Central Marketing Authorization in the Territory for the Licensed Product to GSK, including, without limitation, [**].

2.2. During the CMA Transfer Period, Schering and GSK will jointly participate in discussions and meetings with EMEA (and any other relevant regulatory authorities in the Territory) to gain any agreements necessary for the Transfer to GSK of the Central Marketing Authorization for the Licensed Product. GSK will [**], provided that [**].

2.3. GSK will have the right to cross-reference any applicable drug master file for the active pharmaceutical ingredient in the Licensed Product in each country in the Territory, as necessary, in the format required by the applicable Regulatory Authority.

2.4. During the CMA Transfer Period, Schering (while this responsibility has not been transferred to Millennium) shall continue to fulfill its obligations with respect to the maintenance of the Global AE Database and the exchange and reporting of product quality complaints, adverse events and product safety data related to the Licensed Product in the Territory.

2.5. Upon the Effective Date, Schering or Millennium shall grant to GSK the right to use Copyrights controlled by Schering on a royalty-free, fully paid up, non-exclusive basis to permit GSK to carry out pre-transfer activities including the right to use, display, distribute, and have distributed promotional materials, educational materials, product labelling, product inserts and product packaging (the "Marketing Materials") used by Schering in Commercializing the Licensed Product in the Territory, in accordance with the terms of the Agreement. For purposes of clarity, GSK acknowledges that the copyright license granted under this Section 2.5 includes all necessary rights to use any of Schering's or its Affiliate's corporate logos or trademarks only to the extent the Marketing Materials may display such logos or trademarks, and no other license to use such logos or trademarks is granted.

2.6. Upon the Effective Date, Millennium shall grant GSK and its Affiliates Millennium's Product Trademarks on a royalty-free, fully paid-up, license under Millennium's Product Trademarks on a (a) non-exclusive basis with respect to Development, (b) exclusive basis with respect to Commercialization, and/or (c) non-exclusive basis with respect to Secondary Packaging, in each case during the Term in the Territory, and solely for display, advertising or information purposes in connection with such Development, Commercialization, and the conduct of Secondary Packaging of the Licensed Product for the Territory, in accordance with the Agreement.

3.     SCHERING'S ACTIVITIES [**]:

3.1. Schering shall appoint GSK as exclusive co-promoter of the Licensed Product in the Territory. As set forth in Section 5.2(b) of the Agreement, GSK will consult with Schering and Millennium [**] with respect to [**] related to the Licensed Product [**]. All such GSK co-promotion activities shall effectively be carried out by GSK and not by Schering.

3.2. Upon the Effective Date, Schering will provide GSK, on Exhibit J of the Agreement, with accurate and complete information on [**] the Licensed Product in any country in the Territory in which the Licensed Product is Commercialized.

3.3. During the CMA Transfer Period, Schering shall use commercially reasonable efforts in the relevant country in the Territory to [**] the Licensed Product for such country [**].

3.4. During the CMA Transfer Period, Schering will maintain all [**] for the Licensed Product in the Territory [**] During the CMA Transfer Period, Schering will undertake to [**] of the Licensed Product, [**] for the Licensed Product for such country in the Territory.

3.5. Schering or Millennium shall transfer to GSK copies of all documents and records that are in Schering's control that [**] transfer [**] to GSK.

3.6. Schering shall in good faith provide GSK with the following information in Schering's control that is [**] the Licensed Product in those countries in the Territory where the Licensed Product has as of the Effective Date, been developed, is approved for sale and is Commercialized by Schering [**]:

  (i) all governmental or regulatory correspondence (with all attachments) in Schering's control, including all labelling and CMC variations and assessment reports, conversation logs, filings and approvals (including all Regulatory Approvals, all withdrawals or rejections of applications for Regulatory Approvals and all pricing and reimbursement approvals) concerning the Development, Manufacture and/or Commercialization of the Licensed Product in the Territory;

  (ii) reports (including all pre-clinical and clinical data concerning the Licensed Product) in Schering's control which are contained in the health registration dossiers for, or otherwise used in support of, the Regulatory Approvals for the Licensed Product in the Territory;

  (iii) with regard to each country within the Territory where the Licensed Product is currently Commercialized by Schering, electronic and paper copies in all official languages of such country of product labeling, product packaging and product inserts currently used by Schering in Commercialising the Licensed Product in such country;

  (iv) [**] pharmaceutical products, including [**] to the extent permitted by contract or applicable Law; and

  (v) information related to the marketing of the Licensed Product in the Key Countries (as defined below) in Schering's possession, including, the most recent marketing plan for the Licensed Product, sales force training materials, sales force alignment and sizing information, sales data related to the launch of the Licensed Product, sales operations plans for such countries, and copies of all current marketing and promotional materials, as well as educational materials used by Schering in connection with the Licensed Product in such year preceding the Effective Date.

For purposes of clarity, upon GSK's achievement of [**] Dollars (USD
$[**]) [**] of the Licensed Product in the Territory, [**] of the Agreement,
[**].

3.7. Schering shall in good faith provide GSK with the following information in Schering's control that is reasonably necessary to enable GSK to Develop and Commercialize the Licensed Product in those countries in the Territory where the Licensed Product has as of the Effective Date, been developed, is approved for sale and is Commercialized by Schering [**]: including

  (i) the Marketing Authorization Application, International Regulatory file, if any, and the health registration dossier for, or otherwise used in support of, the Central Marketing Authorization, if any;

  (ii)  [**] the Licensed Product in the Territory, [**]; and

  (iii) [**] the Licensed Product [**] the Licensed Product [**].

4.     SCHERING'S ACTIVITIES [**]:

4.1. Prior to the date on which Central Marketing Authorization is transferred to GSK and subject to Section 5.2 of the Agreement, Schering shall provide notification to all customers in the Territory that GSK is assuming Commercialisation of the Licensed Product. The notification [**].

4.2. On a country-by-country basis, following the Transition Period, Schering will terminate Commercialization of the Licensed Product in such country.

4.3. In accordance with the Agreement, following the Effective Date, Schering and Millennium shall arrange for the timely and orderly transfer to GSK of all responsibility for the continued performance of the Ongoing Development Activities in Europe, provided that GSK shall [**] and in the event that GSK [**] for purposes [**] of the Agreement.

                                    EXHIBIT I

                                      BIT C

                            MILLENNIUM PATENT RIGHTS



                  INTEGRILIN PATENT PORTFOLIO-FIRST FAMILY [**]

--------------- ------- ---------------- ---------- ----------- ----------------
Millennium      Title   Application No.  Patent No. Filing      Expiration Date
Docket Number                                       Date/Issue
                                                    Date
--------------- ------- ---------------- ---------- ----------- ----------------
--------------- ------- ---------------- ---------- ----------- ----------------
[**]            [**]    [**]             [**]       [**]        [**]
--------------- ------- ---------------- ---------- ----------- ----------------
--------------- ------- ---------------- ---------- ----------- ----------------
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[**]            [**]    [**]             [**]       [**]        [**]
--------------- ------- ---------------- ---------- ----------- ----------------
--------------- ------- ---------------- ---------- ----------- ----------------
[**]            [**]    [**]             [**]       [**]        [**]
--------------- ------- ---------------- ---------- ----------- ----------------

PATENT TERM EXTENSION INFORMATION FOR FIRST FAMILY [**]
------------------------------------------- -------------------------- ---------
Millennium Docket    Title    SPC Application   SPC No.  Filing       Expiration
Number/Country                No.                        Date/Grant    Date
                                                         Date
--------------------------------------------------------------------- ----------
[**]                 [**]     [**]                       [**]         [**]
--------------------------------------------------------------------- ----------
[**]                 [**]     [**]              [**]     [**]         [**]
--------------------------------------------------------------------------------
[**]                 [**]     [**]                       [**]         [**]
--------------------------------------------------------------------- ----------
[**]                 [**]     [**]              [**]     [**]         [**]
--------------------------------------------------------------------- ----------

-------------------------------------------------------------------------------
Millennium Docket  Title  SPC Application  SPC No.   Filing        Expiration
Number/Country            No.                        Date/Grant    Date
                                                     Date
-------------------------------------------------------------------------------
[**]               [**]   [**]             [**]      [**]/[**]     [**]

-------------------------------------------------------------------------------
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[**]               [**]   [**]             [**]      [**]/         [**]
                                                     [**]
-------------------------------------------------------------------------------

                 INTEGRILIN PATENT PORTFOLIO-SECOND FAMILY [**]

--------------------------------------------------------------------------------
Millennium Docket   Title    Application   Patent No.  Filing Date/  Expiration
 Number/Country              No.                       Issue Date    Date
--------------------------------------------------------------------------------
[**]                [**]     [**]          [**]        [**]          [**]
--------------------------------------------------------------------------------






            PATENT TERM EXTENSION INFORMATION FOR SECOND FAMILY [**]
------------------------------------------------------------------------------
Millennium Docket  Title   SPC           SPC No.    Filing          Expiration
Number/Country             Application              Date/Grant      Date
                           No.                      Date
------------------------------------------------------------------------------
[**]               [**]    [**]           [**]    [**]              [**]
------------------------------------------------------------------------------
[**]               [**]    [**]                   [**]              [**]
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[**]               [**]    [**]           [**]    [**]              [**]
------------------------------------------------------------------------------

                                    EXHIBIT J

                          INTEGRILIN SALES INFORMATION

                                      [**]

------------- ----------------------- ---------- -------------- ----------------
TRANSFERRING       PRICE1                 [**]        [**]       COMMENTS FROM
  TERRITORY                                                          SCHERING
------------- ----------------------- ---------- -------------- ----------------
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Footnotes:
[**]